 Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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:
In re	:	Chapter 11
:
FUSION CONNECT, INC., et al.,	:	Case No. 19-11811 (SMB)
:
Debtors.1	:	(Jointly Administered)
:
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AMENDED JOINT CHAPTER 11 PLAN
OF FUSION CONNECT, INC., AND ITS SUBSIDIARY DEBTORS
WEIL, GOTSHAL & MANGES LLP Gary T. Holtzer Sunny Singh Gaby Smith 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007

Counsel for Debtors and Debtors in Possession
Dated:
September 3, 2019
New York, New York

1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Fusion Connect, Inc. (2021); Fusion BCHI Acquisition LLC (7402); Fusion NBS Acquisition Corp. (4332); Fusion LLC (0994); Fusion MPHC Holding Corporation (3066); Fusion MPHC Group, Inc. (1529); Fusion Cloud Company LLC (5568); Fusion Cloud Services, LLC (3012); Fusion CB Holdings, Inc. (6526); Fusion Communications, LLC (8337); Fusion Telecom LLC (0894); Fusion Texas Holdings, Inc. (2636); Fusion Telecom of Kansas, LLC (0075); Fusion Telecom of Oklahoma, LLC (3260); Fusion Telecom of Missouri, LLC (5329); Fusion Telecom of Texas Ltd., L.L.P. (8531); Bircan Holdings, LLC (2819); Fusion Management Services LLC (5597); and Fusion PM Holdings, Inc. (2478). The Debtors’ principal offices are located at 210 Interstate North Parkway, Suite 300, Atlanta, Georgia 30339.

ARTICLE V MEANS FOR IMPLEMENTATION.
5.1. No Substantive Consolidation.	18
5.2. Compromise and Settlement of Claims, Interests, and Controversies.	18
5.3. Sources of Consideration for Plan Distributions Implementing the Reorganization Transaction.	19
5.4. Reorganization Transaction.	20
5.5. FCC Licenses and State PUC Authorizations	22
5.6. Employee Matters.	22
5.7. Effectuating Documents; Further Transactions.	22
5.8. Section 1145 Exemption.	23
5.9. Cancellation of Existing Securities and Agreements.	23
5.10. Cancellation of Liens.	24
5.11. Subordination Agreements.	24
5.12. Nonconsensual Confirmation.	25
5.13. Closing of Chapter 11 Cases.	25
5.14. Notice of Effective Date.	25
5.15. Separability.	25
5.16. Litigation Trust	25

ARTICLE VI DISTRIBUTIONS.
6.1. Distributions Generally.	27
6.2. Distribution Record Date.	27
6.3. Date of Distributions.	27
6.4. Disbursing Agent.	27
6.5. Rights and Powers of Disbursing Agent.	28
6.6. Expenses of Disbursing Agent.	28
6.7. No Postpetition Interest on Claims.	28
6.8. Delivery of Distributions.	28
6.9. Distributions after Effective Date.	29
6.10. Unclaimed Property.	29
6.11. Time Bar to Cash Payments.	29
6.12. Manner of Payment under Plan.	29
6.13. Satisfaction of Claims.	29
6.14. Fractional Stock and Notes.	29
6.15. Minimum Cash Distributions.	30
6.16. Setoffs and Recoupments.	30
6.17. Allocation of Distributions between Principal and Interest.	30
6.18. No Distribution in Excess of Amount of Allowed Claim.	30
6.19. Withholding and Reporting Requirements.	30
6.20. Hart-Scott-Rodino Antitrust Improvements Act.	30

ARTICLE VII PROCEDURES FOR DISPUTED CLAIMS.
7.1. Objections to Claims.	31
7.2. Resolution of Disputed Claims.	31
7.3. Payments and Distributions with Respect to Disputed Claims.	31
7.4. Distributions after Allowance.	31
7.5. Disallowance of Claims.	31
7.6. Estimation of Claims.	31
7.7. No Distributions Pending Allowance.	32
7.8. Claim Resolution Procedures Cumulative.	32
7.9. Interest.	32
7.10. Insured Claims.	32
32
ARTICLE VIII EXECUTORY CONTRACTS AND UNEXPIRED LEASES.
8.1. General Treatment.	32
8.2. Determination of Assumption Disputes and Deemed Consent.	32
8.3. Rejection Damages Claims.	33
8.4. Insurance Policies.	33
8.5. Intellectual Property Licenses and Agreements.	34
8.6. Tax Agreements.	34
8.7. Assignment.	34
8.8. Modifications, Amendments, Supplements, Restatements, or Other Agreements.	34
8.9. Reservation of Rights.	34

ARTICLE IX CONDITIONS PRECEDENT TO CONFIRMATION OF PLAN AND EFFECTIVE DATE.
9.1. Conditions Precedent to Confirmation of Plan.	35
9.2. Conditions Precedent to Effective Date.	35
9.3. Waiver of Conditions Precedent.	36
9.4. Effect of Failure of a Condition.	36
36
ARTICLE X EFFECT OF CONFIRMATION OF PLAN.
10.1. Vesting of Assets.	36
10.2. Binding Effect.	37
10.3. Discharge of Claims and Termination of Interests.	37
10.4. Term of Injunctions or Stays.	37
10.5. Injunction.	37
10.6. Releases.	38
10.7. Exculpation.	40
10.8. Limitations on Executable Assets with Respect to Certain Causes of Action.	40
10.9. SEC Rights and Powers	40
10.10. FCC Rights and Powers	40
10.11. Subordinated Claims.	40
10.12. Retention of Causes of Action/Reservation of Rights.	41
10.13. Solicitation of Plan.	41
10.14. Corporate and Limited Liability Company Action.	41

ARTICLE XI RETENTION OF JURISDICTION.
11.1. Retention of Jurisdiction.	42
11.2. Courts of Competent Jurisdiction.	43

ARTICLE XII MISCELLANEOUS PROVISIONS.
12.1. Payment of Statutory Fees.	43
12.2. Substantial Consummation of the Plan.	43
12.3. Plan Supplement.	43
12.4. Request for Expedited Determination of Taxes.	43
12.5. Exemption from Certain Transfer Taxes.	44
12.6. Amendments.	44
12.7. Effectuating Documents and Further Transactions.	44
12.8. Revocation or Withdrawal of Plan.	44
12.9. Dissolution of Statutory Committees.	44
12.10. Severability of Plan Provisions.	45
12.11. Governing Law.	45
12.12. Time.	45
12.13. Dates of Actions to Implement the Plan.	45
12.14. Immediate Binding Effect.	45
12.15. Deemed Acts.	45
12.16. Successor and Assigns.	45
12.17. Entire Agreement.	46
12.18. Exhibits to Plan	46
12.19. Notices.	46

Each of Fusion Connect, Inc., Fusion BCHI Acquisition LLC, Fusion NBS Acquisition Corp., Fusion LLC, Fusion MPHC Holding Corporation, Fusion MPHC Group, Inc., Fusion Cloud Company LLC, Fusion Cloud Services, LLC, Fusion CB Holdings, Inc., Fusion Communications, LLC, Fusion Telecom, LLC, Fusion Texas Holdings, Inc., Fusion Telecom of Kansas, LLC, Fusion Telecom of Oklahoma, LLC, Fusion Telecom of Missouri, LLC, Fusion Telecom of Texas Ltd., L.L.P., Bircan Holdings, LLC, Fusion Management Services LLC, and Fusion PM Holdings, Inc. (each, a “Debtor” and, collectively, the “Debtors”) propose the following joint chapter 11 plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code. Capitalized terms used herein shall have the meanings set forth in Article I.A or elsewhere herein.

ARTICLE I  DEFINITIONS AND INTERPRETATION.

A.
Definitions.

The following terms shall have the respective meanings specified below:

1.1 Accepting Class means a Class that votes to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

1.2 Administrative Expense Claim means any Claim for costs or expenses of administration incurred during the Chapter 11 Cases of a kind specified under sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation, (a) the actual and necessary costs and expenses incurred after the Commencement Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Fee Claims; (c) Restructuring Expenses; and (d) the DIP Claims.

1.3 Affiliates means “Affiliates” as such term is defined in section 101(2) of the Bankruptcy Code.

1.4 Allowed means, with reference to any Claim or Interest, a Claim or Interest (a) arising on or before the Effective Date as to which (i) no objection to allowance or priority, and no request for estimation or other challenge, including, without limitation, pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed and not withdrawn within the applicable period fixed by the Plan or applicable law, or (ii) any objection has been determined in favor of the holder of the Claim or Interest by a Final Order; (b) that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtors, the Reorganized Debtors, or the Litigation Trust Oversight Committee, as applicable; (c) as to which the liability of the Debtors or the Reorganized Debtors, as applicable, and the amount thereof are determined by a Final Order of a court of competent jurisdiction; or (d) expressly allowed hereunder; provided, however, that notwithstanding the foregoing, (x) unless expressly waived by the Plan, the Allowed amount of Claims or Interests shall be subject to and shall not exceed the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable, and (y) the Reorganized Debtors or the Litigation Trust, as applicable, shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan, if any.

1.5 Amended Organizational Documents means the forms of certificates of incorporation, certificates of formation, limited liability company agreements, partnership agreements or other forms of organizational documents and bylaws, as applicable, of the Reorganized Debtors, to be amended in connection with the Reorganization Transaction, substantially final forms of which shall be contained in the Plan Supplement to the extent they contain material changes to the existing forms.

1.6 Asset means all of the right, title, and interest of the Debtors in and to property of whatever type or nature (including, without limitation, real, personal, mixed, intellectual, tangible, and intangible property).

1.7 Assumption Dispute means a pending objection relating to assumption of an executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code.

1.8 Assumption Schedule means the schedule of executory contracts and unexpired leases to be assumed by the Debtors pursuant to the Plan that will be included in the Plan Supplement.

1.9 Bankruptcy Code means title 11 of the United States Code, 11 U.S.C. § 101, et seq., as amended from time to time, as applicable to the Chapter 11 Cases.

1.10 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases or any other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, the United States District Court for the Southern District of New York.

1.11 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and any local bankruptcy rules of the Bankruptcy Court, in each case, as amended from time to time and applicable to the Chapter 11 Cases.

1.12 Benefit Plans means each (a) “employee benefit plan,” as defined in section 3(3) of ERISA and (b) all other pension, retirement, bonus, incentive, health, life, disability, group insurance, vacation, holiday and fringe benefit plan, program, contract, or arrangement (whether written or unwritten) maintained, contributed to, or required to be contributed to, by the Debtors for the collective benefit of any of its current or former employees or independent contractors, other than those that entitle employees to, or that otherwise give rise to, Interests or consideration based on the value of Interests, in the Debtors.

1.13 Board of Directors means FCI’s board of directors during the Chapter 11 Cases.

1.14 Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.15 Cash means legal tender of the United States of America.

1.16 Causes of Action means any action, claim, cross-claim, third-party claim, cause of action, controversy, demand, right, lien, indemnity, guaranty, suit, obligation, liability, loss, debt, damage, judgment, account, defense, remedy, offset, power, privilege, proceeding, license and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Commencement Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including, without limitation, under any state or federal securities laws). Causes of Action also includes: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any claims under any state law or foreign law, including, without limitation, any fraudulent transfer or similar claims.

1.17 Chapter 11 Cases means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Commencement Date in the Bankruptcy Court styled In re Fusion Connect, Inc., et al., Case No. 19-11811 (SMB).

1.18 Claim has the meaning set forth in section 101(5) of the Bankruptcy Code, as against any Debtor.

1.19 Class means any group of Claims or Interests classified under the Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

1.20 Commencement Date means June 3, 2019.

1.21 Communications Act means chapter 5 of title 47 of the United States Code, 47 U.S.C. §§ 151-622, as now in effect or hereafter amended, or any other successor federal statute, and the rules and regulations promulgated thereunder.

1.22 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

1.23 Confirmation Hearing means the hearing to be held by the Bankruptcy Court to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.24 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.25 Consenting First Lien Lenders means the Prepetition First Lien Lenders that are or become party to the RSA together with their respective successors and permitted assigns.

1.26 Contingent DIP Obligations means all of the Debtors’ obligations under the DIP Documents and the DIP Order that are contingent and/or unliquidated, other than DIP Claims that are paid in full in Cash on or prior to the Effective Date and contingent indemnification obligations as to which a Claim has been asserted on or prior to the Effective Date.

1.27 Creditors’ Committee means the statutory committee of unsecured creditors appointed by the U.S. Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

1.28 Cure Amount means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary pursuant to section 365(b)(1)(A) of the Bankruptcy Code to permit the Debtors to assume an executory contract or unexpired lease.

1.29 D&O Policy means any insurance policy that covers, among others, current or former directors, members, trustees, managers, and officers liability issued at any time to or providing coverage to the Debtors and all agreements, documents or instruments relating thereto, including any runoff policies or tail coverage.

1.30 Debtor or Debtors has the meaning set forth in the introductory paragraph of the Plan.

1.31 Debtor Employees means any employee of the Debtors immediately prior to the Effective Date other than any director or officer of the Debtors identified as such in the Disclosure Statement.

1.32 Debtor Exculpated Parties means (a) any individual serving as an officer of the Debtors during the Chapter 11 Cases; (b) any individual serving as a director on the Restructuring Committee and/or the Special Committee during the Chapter 11 Cases; (c) Mr. Marvin Rosen; and (d) the Debtor Related Parties.

1.33 Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

1.34 Debtor Related Parties means with respect to the Debtors, each Debtor’s successors, Debtor Employees, postpetition financial advisors, postpetition attorneys, postpetition accountants, postpetition investment bankers, postpetition investment advisors, postpetition consultants, postpetition representatives, and other postpetition professionals; for the avoidance of doubt, Debtor Related Parties do not include the Debtors themselves, any Non-Released Party, or any current or former director or officer of the Debtors.

1.35 Declaratory Ruling means a declaratory ruling adopted by the FCC granting the relief requested in a Petition for Declaratory Ruling.

1.36 Definitive Documents means the documents (including any related orders, agreements, instruments, schedules or exhibits) that are necessary or desirable to implement, or otherwise relate to the Reorganization Transaction, including, but not limited to: (a) the Plan; (b) the Disclosure Statement; (c) the Disclosure Statement Motion, (d) the Disclosure Statement Order; (e) each of the documents comprising the Plan Supplement; and (f) the Confirmation Order.

1.37 DIP Agent means the “DIP Agent” as defined in the DIP Order.

1.38 DIP Claims means all Claims held by the DIP Lenders on account of, arising under or relating to the DIP Documents or the DIP Order, which, for the avoidance of doubt, shall include all “DIP Obligations” as such term is defined in the DIP Order.

1.39 DIP Credit Agreement means the “DIP Credit Agreement” as defined in the DIP Order.

1.40 DIP Documents means the “DIP Documents” as defined in the DIP Order.

1.41 DIP Lenders means the “DIP Lenders” as defined in the DIP Order.

1.42 DIP Motion means the Motion of Debtors for (I) Authorization (A) To Obtain Postpetition Financing, (B) To Use Cash Collateral, (C) To Grant Liens and Provide Superpriority Administrative Expense Status, (D) To Grant Adequate Protection, (E) To Modify the Automatic Stay; (F) To Schedule a Final Hearing and (II) Related Relief (ECF No. 17).

1.43 DIP Order means the Final Order (I) Authorizing the Debtors To (A) Obtain Postpetition Financing, (B) Use Cash Collateral, (II) Granting Liens and Providing Superpriority Administrative Expense Status, (III) Granting Adequate Protection To the Prepetition Secured Parties, (IV) Modifying the Automatic Stay, and (V) Granting Related Relief (ECF No. 160).

1.44 Disallowed means, with respect to any Claim or Interest, that such Claim or Interest has been determined by a Final Order or specified in a provision of the Plan not to be Allowed.

1.45 Disbursing Agent means (a) with respect to the Reorganization Transaction, the Reorganized Debtors; and (b) with respect to the Litigation Trust Assets, the Litigation Trust or its agent.

1.46 Disclosure Statement means the disclosure statement filed by the Debtors in support of the Plan, as amended, supplemented or modified from time to time, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.47 Disclosure Statement Motion means the motion of the Debtors seeking entry of an order approving the Disclosure Statement and authorizing solicitation of the Plan.

1.48 Disclosure Statement Order means the order entered by the Bankruptcy Court granting the Disclosure Statement Motion.

1.49 Disputed means with respect to a Claim or Interest, any Claim or Interest that (a) is neither Allowed nor Disallowed under the Plan or a Final Order, nor deemed Allowed under sections 502, 503, or 1111 of the Bankruptcy Code; or (b) the Debtors or any parties in interest have interposed a timely objection or request for estimation, and such objection or request for estimation has not been withdrawn or determined by a Final Order. If the Debtors dispute only a portion of a Claim, such Claim shall be deemed Allowed in any amount the Debtors do not dispute, and Disputed as to the balance of such Claim.

1.50 Distribution Record Date means the Effective Date.

1.51 Effective Date means the date that is the first Business Day on which all conditions to the effectiveness of the Plan set forth in Article IX hereof have been satisfied or waived in accordance with the terms of the Plan.

1.52 Employee Arrangements shall have the meaning ascribed to such term in Section 5.8 of the Plan.

1.53 Entity means an individual, corporation, partnership, limited partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code) or any political subdivision thereof, or other person (as defined in section 101(41) of the Bankruptcy Code) or other entity.

1.54 Equity Allocation Mechanism means the methodology for allocating the New Equity Interests and/or Special Warrants among the holders of Allowed First Lien Claims set forth on Exhibit A to the Plan.

1.55 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.56 Estate or Estates means, individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code.

1.57 Exculpated Parties means collectively, each solely in their capacities as such, the (a) Debtors; (b) Reorganized Debtors; (c) Consenting First Lien Lenders; (d) Prepetition First Lien Administrative Agent; (e) Prepetition Super Senior Administrative Agent; (f) DIP Agent, (g) DIP Lenders; (h) New First Lien Lenders; (i) New First Lien Agent; (j) New Exit Facility Lenders; (k) New Exit Facility Agent; (l) Litigation Trust Oversight Committee; (m) Creditors’ Committee and each of its members in such capacity; (n) Non-Debtor Related Parties; and (o) Debtor Exculpated Parties.

1.58 FCC means the Federal Communications Commission, including any official bureau or division thereof acting on delegated authority, and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the Effective Date.

1.59 FCC Applications means, collectively, each requisite application, petition, or other request filed or to be filed with the FCC in connection with the Reorganization Transaction and this Plan, including the FCC Applications.

1.60 FCC Approval means the FCC’s grant of the FCC Applications;provided that, subject to the consent of the Requisite First Lien Lenders, the possibility that an appeal, request for stay, or petition for rehearing or review by a court or administrative agency may be filed with respect to such grant, or that the FCC may reconsider or review such grant on its own authority, shall not prevent such grant from constituting FCC Approval for purposes of the Plan.

1.61 FCC Licenses means licenses, authorizations, waivers, and permits that are issued from time to time by the FCC.

1.62 FCC Applications means the applications filed with the FCC seeking FCC consent to the Transfer of Control.

1.63 FCC Ownership Procedures Order means an order entered by the Bankruptcy Court establishing procedures for, among other things, completion and submission of the Ownership Certifications, which order shall be in form and substance reasonably acceptable to the Requisite First Lien Lenders.

1.64 FCI means Fusion Connect, Inc.

1.65 Fee Claim means a Claim for professional services rendered or costs incurred on or after the Commencement Date through the Effective Date by professional persons retained by the Debtors or the Creditors’ Committee by an order of the Bankruptcy Court pursuant to sections 327, 328, 329, 330, 331, or 503(b) of the Bankruptcy Code in the Chapter 11 Cases.

1.66 Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court and is in full force and effect, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending; or (b) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument, or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

1.67 First Lien Claims means all Claims arising under or in connection with the Prepetition First Lien Credit Agreement.

1.68 First Lien Lender Equity Distribution means a distribution of New Equity Interests and/or Special Warrants, which New Equity Interests shall constitute one hundred percent (100%) of all of the issued and outstanding New Equity Interests issued on the Effective Date, subject to dilution by the Special Warrants, the Second Lien Warrants, and the Management Incentive Plan, and to be allocated among the holders of Allowed First Lien Claims pursuant to, and subject to the terms and conditions of, the Equity Allocation Mechanism; provided, that holders of Allowed First Lien Claims may receive a distribution on account of their Claims in lieu of Special Warrants that is otherwise satisfactory to such holders and compliant with the rules and regulations of the FCC and in the reasonable judgment of the Debtors, with the consent of the Requisite First Lien Lenders, would not result in an undue delay of obtaining FCC Approval.

1.69 First Lien Lender Group means the ad hoc group of Consenting First Lien Lenders represented by Davis Polk & Wardwell LLP and Greenhill & Co., LLC.

1.70 General Unsecured Claim means any Claim against the Debtors (other than any Intercompany Claims) as of the Commencement Date that is neither secured by collateral nor entitled to priority under the Bankruptcy Code or any Final Order of the Bankruptcy Court, including any deficiency claim under section 506(a) of the Bankruptcy Code. For the avoidance of doubt, the Prepetition Subordinated Notes Claim shall be deemed a General Unsecured Claim, but the Prepetition Subordinated Notes Claim is not being deemed Allowed under this Plan.

1.71 Global Settlement shall have the meaning ascribed to such term in Section 5.2(b) of the Plan.

1.72 Impaired means, with respect to a Claim, Interest, or Class of Claims or Interests, “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

1.73 Independent Directors means the independent directors (other than Mr. Neal Goldman) who have served on the Restructuring Committee at all times from its formation until immediately prior to the Effective Date.

1.74 Insured Claims means any Claim or portion of a Claim that is, or may be, insured under any of the Debtors’ insurance policies.

1.75 Intercompany Claim means any pre- or postpetition Claim against a Debtor held by another Debtor.

1.76 Intercompany Interest means an Interest in a Debtor held by another Debtor. For the avoidance of doubt, an Intercompany Interest shall exclude a Parent Equity Interest.

1.77 Interests means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, including all shares, common stock, preferred stock, units, membership interest, partnership interest, or other instrument evidencing any fixed or contingent ownership interest in any Debtor, whether or not transferable, and any option, warrant, or other right, contractual or otherwise, to acquire any such interest in the Debtors, whether fully vested or vesting in the future, including, without limitation, equity or equity-based incentives, grants, or other instruments issued, granted or promised to be granted to current or former employees, directors, officers, or contractors of the Debtors, to acquire any such interests in the Debtors that existed immediately before the Effective Date.

1.78 Key Employee Retention Agreements shall mean the key employee retention agreements entered into by FCI and certain key employees of FCI on or about May 30, 2019.

1.79 Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.80 Lingo Receivable means amounts payable to the Debtors under the Carrier Solutions Master Services Agreement and Transition Services Agreement among the Debtors and Lingo Communications, Inc.

1.81 Litigation Trust means the trust that will be created on the Effective Date pursuant to the Litigation Trust Agreement and in accordance with the terms of this Plan.

1.82 Litigation Trust Agreement means the trust agreement by and among the Reorganized Debtors (solely in their capacity as successors to the Debtors), the Litigation Trust Oversight Committee and the Creditors’ Committee, that, among other things, establishes the Litigation Trust and describes the powers, duties, and responsibilities of the Litigation Trust Oversight Committee, substantially in the form included in the Plan Supplement and consistent with Section 5.2(b) and Section 5.16 of the Plan, which shall be in form and substance reasonably acceptable to the Requisite First Lien Lenders.

1.83 Litigation Trust Assets means the Litigation Trust Causes of Action and the Litigation Trust Proceeds.

1.84 Litigation Trust Causes of Action means, collectively, the Litigation Trust Debtor Causes of Action and the Litigation Trust First Lien Lender Causes of Action (as defined in Section 5.2(b))

1.85 Litigation Trust Debtor Causes of Action means (i) all Causes of Action of the Debtors under chapter 5 of the Bankruptcy Code or under similar or related state or federal statutes and common law, including, without limitation, all preference, fraudulent conveyance, fraudulent transfer, and/or other similar avoidance claims, rights, and causes of action, and commercial tort law, (ii) all Causes of Action of any Debtor (including for the avoidance of doubt any predecessor of any Debtor) or any Debtor’s Estate against any Non-Released Party, other than Causes of Action arising in connection with the Lingo Receivable, (iii) all Causes of Action of the Debtors arising in connection with the Debtors and relating to any act or omission of any Non-Released Party; and (iv) all Causes of Action of any Debtor (including for the avoidance of doubt any predecessor of any Debtor), the Debtors’ Estates, and the Reorganized Debtors arising under any D&O Policy solely to the extent such Causes of Action are based on Causes of Action described in sub-sections (i), (ii), and (iii) of this section and to the extent assignable to the Litigation Trust pursuant to the terms of the applicable D&O Policy; provided, however, that Litigation Trust Debtor Causes of Action shall not include: (a) any Causes of Action against any Released Party that is released pursuant to the Plan and (b) Preference Actions against any Entity other than Non-Released Parties.

1.86 Litigation Trust Expenses means all reasonable fees, costs, and expenses of and incurred by the Litigation Trust, including legal and other professional fees, costs, and expenses, administrative fees and expenses, insurance fees, taxes, and escrow expenses, including reasonable fees and expenses of the Litigation Trust Oversight Committee, which shall be paid in accordance with the Litigation Trust Agreement; provided, however, that neither the Debtors nor the Reorganized Debtors shall be required in any event to pay the Litigation Trust Expenses.

1.87 Litigation Trust First Lien Lender Causes of Action has the meaning set forth in Section 5.2 of this Plan.

1.88 Litigation Trust Initial Funding means an initial amount of $1,500,000 cash to be funded by the Reorganized Debtors to the Litigation Trust on the Effective Date.

1.89 Litigation Trust Interest means a non-certificated beneficial interest in the Litigation Trust granted to each holder of an Allowed General Unsecured Claim (other than the Term Loan Deficiency Claim) and Allowed Second Lien Deficiency Claim (only in the event that Class 4 is not an Accepting Class), which shall entitle such holder to a Pro Rata share in the Litigation Trust Assets in accordance with the Litigation Trust Agreement and Sections 4.4, 4.5, 5.2(b) and 5.16 of the Plan.

1.90 Litigation Trust Litigation Proceeds means proceeds of the Litigation Trust Causes of Action payable to the Litigation Trust in accordance with Section 5.2(b) of the Plan.

1.91 Litigation Trust Loan means an interest-bearing loan in the aggregate amount of $3,500,000 to be made by Reorganized FCI or its affiliates to the Litigation Trust in accordance with the Litigation Trust Loan Agreement and Sections 5.2(b) and 5.16 of the Plan.

1.92 Litigation Trust Loan Agreement means an agreement among the Reorganized Debtors and the Litigation Trust governing the Litigation Trust Loan Proceeds to be entered on the Effective Date, or as soon thereafter as reasonably practicable, consistent with Sections 5.2(b) and 5.16 of the Plan, which shall be in form and substance reasonably acceptable to the Committee and the Requisite First Lien Lenders.

1.93 Litigation Trust Loan Proceeds means the proceeds of the Litigation Trust Loan.

1.94 Litigation Trust Oversight Committee means a three-person committee with the role, responsibilities, and authority relating to the Litigation Trust and the Litigation Trust Assets set forth in the Litigation Trust Agreement and Sections 5.2(b) and 5.16 of the Plan, which shall initially be comprised of: (a) a member appointed by the Creditors’ Committee; (b) a member appointed by the First Lien Lender Group; and (c) Mr. Neal Goldman.

1.95 Litigation Trust Proceeds means the Litigation Trust Initial Funding, the Litigation Trust Litigation Proceeds, and the Litigation Trust Loan Proceeds.

1.96 Management Incentive Plan means a post-emergence management incentive plan, under which up to ten percent (10%) of the New Equity Interests (after taking into account the shares to be issued under the Management Incentive Plan) will be reserved for issuance as awards on terms and conditions as agreed to by the New Board.

1.97 New Board means the new board of directors of Reorganized FCI selected in accordance with Section 5.5 of the Plan.

1.98 New Equity Interests means the new common stock to be issued by Reorganized FCI on the Effective Date or upon exercise of the Special Warrants, authorized pursuant to the Amended Organizational Documents of Reorganized FCI.

1.99 New Exit Facility means the facility arising pursuant to the New Exit Facility Credit Agreement.

1.100 New Exit Facility Agent means the administrative agent under the New Exit Facility Credit Agreement.

1.101 New Exit Facility Credit Agreement means the agreement to be entered into by the Reorganized Debtors, the New Exit Facility Agent and the New Exit Facility Lenders on the Effective Date that shall govern the New Exit Facility.

1.102 New Exit Facility Documents means, collectively, the New Exit Facility Credit Agreement and all other documents required to be delivered by any of the Reorganized Debtors pursuant to the New Exit Facility Credit Agreement.

1.103 New Exit Facility means the facility arising pursuant to the New Exit Facility Credit Agreement.

1.104 New Exit Facility Lenders means the Persons party to the New Exit Facility Credit Agreement as “Lenders” thereunder, each in its capacity as such, and each of their respective successors and permitted assigns.

1.105 New First Lien Agent means the administrative agent under the New First Lien Credit Agreement.

1.106 New First Lien Credit Agreement means the agreement to be entered into by the Reorganized Debtors, the New First Lien Agent, and the New First Lien Lenders on the Effective Date that shall govern the New First Lien Credit Facility.

1.107 New First Lien Credit Facility means the facility arising pursuant to the New First Lien Credit Agreement, on terms consistent with the New First Lien Term Sheet.

1.108 New First Lien Documents means, collectively, the New First Lien Credit Agreement and all other documents required to be delivered by any of the Reorganized Debtors pursuant to the New First Lien Credit Agreement.

1.109 New First Lien Lenders means the Persons party to the New First Lien Credit Agreement as “Lenders” thereunder, each in its capacity as such, and each of their respective successors and permitted assigns.

1.110 New First Lien Term Sheet means the term sheet attached as Schedule 2 to the Restructuring Term Sheet attached as Exhibit A to the RSA, as may be amended from time to time.

1.111 Non-Debtor Related Parties means with respect to any Exculpated Party (other than the Debtors and the Debtor Exculpated Parties) or any Released Party (other than the Debtor Related Parties), and in their capacities as such, such Entities’ predecessors (other than predecessors of the Reorganized Debtors), successors and assigns, subsidiaries, Affiliates, managed accounts or funds, and all of their respective current and former officers, directors, managers, limited partners, principals, stockholders (and any fund managers, fiduciaries or other agents of stockholders with any involvement related to the Debtors), members, partners, managers, employees, subcontractors, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, investment managers, investment advisors, consultants, representatives, management companies, fund advisors and other professionals, and such persons’ respective heirs, executors, estates, servants and nominees; for the avoidance of doubt, the Non-Debtor Related Parties do not include the Debtors themselves or any Non-Released Party.

1.112 Non-Released Party means (i) any current or former director, officer, member, shareholder, or employee of the Debtors or predecessor of the Debtors, other than the Specified Officers and Directors and the Debtor Employees, (ii) any Affiliate of the Debtors or predecessors of the Debtors, and any directors, officers, shareholders, or employees thereof, (iii) any predecessor of a Debtor, (iv) Lingo Communications LLC, any Affiliates thereof, and their directors, officers, shareholders, and employees, (v) any subsequent transferee of any of the foregoing, (vii) any counsel, accountant or other professional advisor to (x) any of the foregoing and (y) the Debtors or predecessor of any Debtor prior to March 1, 2019; provided, that vendors and contract counterparties of Reorganized FCI, other than Lingo Communications LLC and any Affiliates thereof, shall not be Non-Released Parties solely with respect to any Preference Action against them; provided further, that no Reorganized Debtor, Reorganized Debtor’s successor or Consenting First Lien Lender shall be a Non-Released Party.

1.113 Other Secured Claim means a Secured Claim, other than an Administrative Expense Claim, a DIP Claim, a Priority Tax Claim, a First Lien Claim, or a Second Lien Claim.

1.114Ownership Certification means a written certification, in the form attached to the FCC Ownership Procedures Order, which shall, among other things, be sufficient to enable the Debtors or Reorganized Debtors, as applicable, to determine the extent to which direct and indirect voting and equity interests of the certifying party are held by non-U.S. Persons, as determined under sections 214 and 310(b) of the Communications Act, as interpreted and applied by the FCC.

1.115 Ownership Certification Deadline means the deadline set forth in the FCC Ownership Procedures Order for returning Ownership Certifications.

1.116 Parent Equity Interests means any Interest in FCI.

1.117 Person means any individual, corporation, partnership, limited liability company, association, organization, joint stock company, joint venture, estate, trust, Governmental Unit or any political subdivision thereof, or any other Entity.

1.118 Petition for Declaratory Ruling means a filing that shall be submitted to the FCC by the Debtors or Reorganized Debtors, as applicable, pursuant to 47 C.F.R. §§ 1.5000 et seq. for Reorganized FCI to exceed the twenty five percent (25%) indirect foreign ownership benchmark contained in 47 U.S.C. § 310(b)(4).

1.119 Plan means this joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), as the same may be amended, supplemented, or modified from time to time in accordance with the RSA, the provisions of the Bankruptcy Code and the terms hereof.

1.120 Plan Supplement means a supplemental appendix to the Plan containing, among other things, forms of applicable documents, schedules, and exhibits to the Plan to be filed with the Bankruptcy Court, including, but not limited to, the following: (a) Amended Organizational Documents (to the extent such Amended Organizational Documents reflect material changes from the Debtors’ existing organizational documents and bylaws); (b) New First Lien Credit Agreement; (c) New Exit Facility Credit Agreement; (d) Stockholders Agreement; (e) Special Warrant Agreement; (f) Second Lien Warrant Agreement (if any); (g) Assumption Schedule; (h) the Litigation Trust Agreement; (i) the Litigation Trust Loan Agreement; and (j) to the extent known, information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code; provided, that through the Effective Date, the Debtors shall have the right to amend the Plan Supplement and any schedules, exhibits, or amendments thereto, in accordance with the terms of the Plan and the RSA. The Plan Supplement shall be filed with the Bankruptcy Court no later than seven (7) calendar days prior to the deadline to object to the Plan. The Debtors shall have the right to amend the documents contained in the Plan Supplement through and including the Effective Date in accordance with the terms of the Plan.

1.121 Preference Actions means any Causes of Action arising under section 547 of the Bankruptcy Code or similar preference-related actions arising under the Bankruptcy Code or applicable non-bankruptcy law.

1.122 Prepetition First Lien Administrative Agent means Wilmington Trust, in its capacity as administrative agent under the Prepetition First Lien Credit Agreement, and its successors and assigns.

1.123 Prepetition First Lien Credit Agreement means that certain First Lien Credit and Guaranty Agreement, dated as of May 4, 2018, by and among FCI, as borrower, certain subsidiaries of FCI, as guarantor subsidiaries, Wilmington Trust, as administrative agent and collateral agent, and the Prepetition First Lien Lenders, as amended, restated, modified or supplemented from time to time prior to the Commencement Date.

1.124 Prepetition First Lien Credit Documents means, collectively, each “Credit Document” as defined in the Prepetition First Lien Credit Agreement.

1.125 Prepetition First Lien Lenders means any lender party to the Prepetition First Lien Credit Agreement, each in its capacity as such.

1.126 Prepetition First Lien Loans means “Loans” as defined in the Prepetition First Lien Credit Agreement.

1.127 Prepetition Intercreditor Agreement means that certain Intercreditor Agreement, dated as of May 4, 2018, among Wilmington Trust, as First Lien representative, and GLAS Americas LLC (as successor to Wilmington Trust), as Second Lien representative.

1.128 Prepetition Second Lien Administrative Agent means GLAS USA LLC, in its capacity as successor administrative agent under the Prepetition Second Lien Credit Agreement, and its successors and assigns.

1.129 Prepetition Second Lien Credit Agreement means that certain Second Lien Credit and Guaranty Agreement, dated as of May 4, 2018, by and among FCI, as borrower, certain subsidiaries of FCI, as guarantor subsidiaries, GLAS Americas LLC as collateral agent (as successor to Wilmington Trust in such capacity), GLAS USA LLC, as administrative agent (as successor to Wilmington Trust in such capacity), and the Prepetition Second Lien Lenders, as amended, restated, modified or supplemented from time to time prior to the Commencement Date.

1.130 Prepetition Second Lien Lenders means any lender under the Prepetition Second Lien Credit Agreement, each in its capacity as such.

1.131 Prepetition Subordinated Notes means, collectively, the subordinated unsecured note, dated as of May 4, 2018, in favor of Holcombe T. Green, Jr. (or an entity majority-owned and controlled by Holcombe T. Green, Jr. or his heirs, beneficiaries, trusts or estate) and the subordinated unsecured notes, each dated as of October 28, 2016, as amended and restated as of May 4, 2018, in favor of Holcombe T. Green, Jr., R. Kirby Godsey and the Holcombe T. Green, Jr. 2013 Five-Year Annuity Trust.

1.132 Prepetition Subordinated Notes Claims means all Claims on account of, arising under, or relating to the Prepetition Subordinated Notes.

1.133 Prepetition Super Senior Administrative Agent means Wilmington Trust, in its capacity as administrative agent under the Prepetition Super Senior Credit Agreement.

1.134 Prepetition Super Senior Credit Agreement means that certain Super Senior Secured Credit Agreement, dated as of May 9, 2019, by and among FCI, as borrower, certain subsidiaries of FCI, as guarantor subsidiaries, Wilmington Trust, as administrative agent and collateral agent, and the lenders party thereto, as amended by that certain Incremental Amendment and Amendment No. 1 thereto, dated as of May 28, 2019, and as further amended, restated, modified or supplemented from time to time prior to the Commencement Date.

1.135 Prepetition Super Senior Credit Documents means, collectively, each “Credit Document” as defined in the Prepetition Super Senior Credit Agreement.

1.136 Priority Non-Tax Claim means any Claim other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

1.137 Priority Tax Claim means any Claim of a governmental unit as defined in section 101(27) of the Bankruptcy Code of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.138 Pro Rata means the proportion that an Allowed Claim or Interest in a particular Class bears to the aggregate amount of Allowed Claims or Interests in that Class, or the proportion that Allowed Claims or Interests in a particular Class bear to the aggregate amount of Allowed Claims and Disputed Claims or Allowed Interests and Disputed Interests in a particular Class and other Classes entitled to share in the same recovery as such Class under the Plan.

1.139 Reinstate, Reinstated, or Reinstatement means leaving a Claim Unimpaired under the Plan.

1.140 Released Parties means collectively the: (a) Reorganized Debtors; (b) Consenting First Lien Lenders; (c) Prepetition First Lien Administrative Agent; (d) DIP Agent; (e) DIP Lenders; (f) Prepetition Super Senior Administrative Agent; (g) Prepetition Super Senior Lenders; (h) Creditors’ Committee and each of its members in such capacity;(i) the Specified Officers and Directors; (j) Non-Debtor Related Parties; and (k) Debtor Related Parties; provided, however, that notwithstanding anything to the contrary herein, no Non-Released Party shall be a Released Party.

1.141 Reorganization Transaction means, collectively, (a) issuance of the New Equity Interests; (b) entry into the New First Lien Credit Documents; (c) entry into the New Exit Facility Documents; (d) entry into the Special Warrant Agreement; (e) entry into the Second Lien Warrant Agreement (if any); (f) entry into the Litigation Trust Agreement; (g) entry into the Litigation Trust Loan Agreement; (h) execution of the Amended Organizational Documents; (i) vesting of the Debtors’ assets in the Reorganized Debtors, in each case, in accordance with the Plan; and (j) the other transactions that the Debtors and the Requisite First Lien Lenders reasonably determine are necessary or appropriate to implement the foregoing, in each case, in accordance with the Plan and the RSA.

1.142 Reorganized Debtors means, the Debtors, as reorganized pursuant to and under the Plan on and after the Effective Date.

1.143 Reorganized FCI means, FCI, as reorganized pursuant to and under the Plan on or after the Effective Date

1.144 Requisite First Lien Lenders means, as of the date of determination, Consenting First Lien Lenders holding at least a majority in aggregate principal amount outstanding of the Prepetition First Lien Loans held by the Consenting First Lien Lenders as of such date.

1.145 Restructuring Committee means the restructuring committee appointed by the Board of Directors on May 28, 2019.

1.146 Restructuring Expenses means the reasonable and documented fees and expenses incurred by the Consenting First Lien Lenders in connection with the Chapter 11 Cases, including the fees and expenses of (i) Davis Polk & Wardwell LLP, (ii) Greenhill & Co., LLC, (iii) Altman Vilandrie & Company and its sub-contractors, (iv) Wiley Rein LLP, (v) the Prepetition First Lien Administrative Agent, (vi) Arnold & Porter Kaye Scholer LLP, (vii) one firm acting as local counsel (if any), and (vi) any other advisors retained by the Requisite First Lien Lenders, payable in accordance with the terms of any applicable engagement or fee letters executed with such parties and without the requirement for the filing of retention applications, fee applications, or any other application in the Chapter 11 Cases, which shall be Allowed as Administrative Expense Claims upon incurrence and shall not be subject to any offset, defense, counterclaim, reduction, or credit.

1.147 RSA means that certain Restructuring Support Agreement, dated as of June 3, 2019, by and among the Debtors and the Consenting First Lien Lenders (as may be amended, supplemented, or modified from time to time in accordance with the terms thereof) annexed to the Disclosure Statement as Exhibit B.

1.148 SEC means the U.S. Securities and Exchange Commission and any successor agency.

1.149 Second Lien Claims means any Claims arising from or in connection with the Prepetition Second Lien Credit Agreement.

1.150 Second Lien Deficiency Claim means the unsecured Claims on account of the indebtedness under the Prepetition Second Lien Credit Agreement under section 506(a) of the Bankruptcy Code.

1.151 Second Lien Warrants means three (3) year warrants, issued by Reorganized FCI pursuant to the Plan and the Second Lien Warrant Agreement, to purchase an aggregate of five percent (5%) of New Equity Interests at a strike price of that implies an equity value at which the Prepetition First Lien Lenders shall have recovered par plus accrued interest through the Effective Date, the terms of which will provide that it will not be exercisable unless such exercise complies with applicable law, including, without limitation, the Communications Act and the rules and regulations of the FCC, which shall be in form and substance acceptable to the Debtors and the Requisite First Lien Lenders.

1.152 Second Lien Warrant Agreement means the warrant agreement, to be effective on the Effective Date, governing the Second Lien Warrants to be issued by Reorganized FCI, the form of which shall be included in the Plan Supplement.

1.153 Secured Claim means a Claim (a) secured by a Lien on collateral to the extent of the value of such collateral as (i) set forth in the Plan, (ii) agreed to by the holder of such Claim and the Debtors, or (iii) determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code; or (b) secured by the amount of any right of setoff of the holder thereof in accordance with section 553 of the Bankruptcy Code.

1.154 Security has the meaning set forth in section 101(49) of the Bankruptcy Code.

1.155 Special Committee means the committee established by the Board of Directors prior to the Commencement Date.

1.156 Special Warrant means a warrant, issued by Reorganized FCI pursuant to the Plan, the Equity Allocation Mechanism, and the Special Warrant Agreement, to purchase New Equity Interests, the terms of which will provide that it will not be exercisable unless such exercise complies with applicable law, including, without limitation, the Communications Act and the rules and regulations of the FCC, which shall be in form and substance acceptable to the Debtors and the Requisite First Lien Lenders.

1.157 Special Warrant Agreement means the warrant agreement, to be effective on the Effective Date, governing the Special Warrants to be issued by Reorganized FCI, the form of which shall be included in the Plan Supplement.

1.158 Specified Officers and Directors means (a) the following officers of the Debtors who served in such capacity during the Chapter 11 Cases, so long as such officers do not voluntarily terminate their employment or are not terminated for cause prior to the Effective Date: (i) Chief Financial Officer; (ii) Executive Vice President and General Counsel; and (iii) Chief Technology Officer; and (b) Mr. Neal Goldman.

1.159 State Public Utility Commissions (PUCs) means the regulatory agency in each U.S. state (which, for this definition, shall include the District of Columbia) with jurisdiction over intrastate telecommunications services.

1.160 State PUC Applications means, collectively, each requisite application, petition, or other request filed or to be filed with the PUCs in connection with the Reorganization Transaction and this Plan.

1.161 State PUC Approvals means the State PUCs’ grant(s) of the State PUC Applications;provided that, subject to the consent of the Requisite First Lien Lenders, the possibility that an appeal, request for stay, or petition for rehearing or review by a court or administrative agency may be filed with respect to such grant(s), or that the State PUCs may reconsider or review such grant(s) on their own authority, shall not prevent such grant(s) from constituting State PUC Approval(s) for purposes of the Plan.

1.162 State PUC Licenses means licenses, authorizations, waivers and permits that are issued from time to time by the State PUCs in connection with the provision of intrastate telecommunications services and Voice-over-Internet-Protocol (VoIP) services.

1.163 State PUC Notices means the required or customary informational filings to be made with State PUCs where applications for approval are not required in connection with the Reorganization Transaction and this Plan.

1.164 Stockholders Agreement means that certain stockholders agreement substantially in the form included as an exhibit to the Plan Supplement.

1.165 Subordinated Securities Claims means a Claim subject to subordination under section 510(b) of the Bankruptcy Code.

1.166 Tax Code means the Internal Revenue Code of 1986, as amended.

1.167 Term Loan Deficiency Claim means the unsecured Claims on account of the indebtedness under the Prepetition First Lien Credit Agreement under section 506(a) of the Bankruptcy Code (if any).

1.168 Transfer of Control means the transfer of control of the FCC Licenses and State PUC Licenses held by any of FCI or its subsidiaries as a result of the issuance of the New Equity Interests and/or Special Warrants to holders of First Lien Claims after the FCC grants the FCC Applications.

1.169 Unimpaired means, with respect to a Claim, Interest, or Class of Claims or Interests, not “impaired” within the meaning of sections 1123(a)(2) and 1124 of the Bankruptcy Code.

1.170 U.S. Trustee means the United States Trustee for the Southern District of New York.

1.171 Voting Deadline means the date by which all persons or Entities entitled to vote on the Plan must vote to accept or reject the Plan.

1.172 Wilmington Trust means Wilmington Trust, National Association.

B.
Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) unless otherwise specified, all references herein to “Sections” are references to Sections hereof or hereto; (d) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (e) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

C.
Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.

D.
Controlling Document.

In the event of any conflict between the terms and provisions in the Plan (without reference to the Plan Supplement) and the terms and provisions in the Disclosure Statement, the Plan Supplement, any other instrument or document created or executed pursuant to the Plan (including any other Definitive Document), or any order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), the Plan (without reference to the Plan Supplement) shall govern and control; provided, however, that, in the event of a conflict between the Confirmation Order, on the one hand, and any of the Plan, the Plan Supplement, the other Definitive Documents, on the other hand, the Confirmation Order shall govern and control in all respects.

E.
Certain Consent Rights.

Notwithstanding anything in the Plan to the contrary, any and all consent rights of the parties to the RSA and the DIP Agent as set forth in the RSA and the DIP Documents with respect to the form and substance of the Plan, the Plan Supplement, and any Definitive Document, including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article I hereof) and fully enforceable as if stated in full herein.

ARTICLE II  ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS.

2.1. Administrative Expense Claims.

Except as otherwise set forth herein, and except to the extent that a holder of an Allowed Administrative Expense Claim agrees to less favorable treatment, each holder of an Allowed Administrative Expense Claim (other than a Fee Claim, a DIP Claim, or a Restructuring Expense) shall receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Allowed Administrative Expense Claim on, or as soon thereafter as is reasonably practicable, the later of (a) the Effective Date and (b) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any course of dealing or agreements governing, instruments evidencing, or other documents relating to such transactions.

2.2. Fee Claims.

(a) All Entities seeking an award by the Bankruptcy Court of Fee Claims shall file and serve on counsel to the Debtors or the Creditors’ Committee, as applicable, the U.S. Trustee, and counsel to the First Lien Lender Group, on or before the date that is forty-five (45) days after the Effective Date, their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred from the Commencement Date through the Effective Date. Objections to any Fee Claims must be filed and served on counsel to the Debtors, counsel to the First Lien Lender Group, and the requesting party no later than twenty-one (21) calendar days after the filing of the final applications for compensation or reimbursement (unless otherwise agreed by the Debtors or the Reorganized Debtors, as applicable, and the party requesting compensation of a Fee Claim).

(b) Allowed Fee Claims shall be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court (i) on the date upon which an order relating to any such Allowed Fee Claim is entered or as soon as reasonably practicable thereafter; or (ii) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtors or the Reorganized Debtors, as applicable. Notwithstanding the foregoing, any Fee Claims that are authorized to be paid pursuant to any administrative orders entered by the Bankruptcy Court may be paid at the times and in the amounts authorized pursuant to such orders.

(c) On or about the Effective Date, holders of Fee Claims shall provide a reasonable estimate of unpaid Fee Claims incurred in rendering services before the Effective Date to the Debtors, and the Debtors or Reorganized Debtors, as applicable, shall escrow such estimated amounts for the benefit of the holders of the Fee Claims until the fee applications related thereto are resolved by Final Order or agreement of the parties. If a holder of a Fee Claim does not provide an estimate, the Debtors or the Reorganized Debtors, as applicable, may estimate the unpaid and unbilled reasonable and necessary fees and out-of-pocket expenses of such holder of a Fee Claim. When all such Allowed Fee Claims have been paid in full, any remaining amount in such escrow shall promptly be released from such escrow and revert to, and ownership thereof shall vest in, the Reorganized Debtors without any further action or order of the Bankruptcy Court.

(d) The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

2.3. Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction of such Allowed Priority Tax Claim, at the sole option of the Debtors or the Reorganized Debtors, as applicable, (a) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim on the Effective Date; (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim; and (iii) the date such Allowed Priority Tax Claim is due and payable in the ordinary course as such obligation becomes due; provided, that the Debtor reserves the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium; or (b) equal annual Cash payments in an aggregate amount equal to the amount of such Allowed Priority Tax Claim, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years from and after the Commencement Date.

2.4. DIP Claims.

As of the Effective Date, the DIP Claims shall be Allowed in the full amount outstanding under the DIP Credit Agreement, including principal, interest, fees, and expenses. On the Effective Date, in full and final satisfaction of the DIP Claims, such claims shall be paid in full in Cash from the proceeds of the New Exit Facility. Notwithstanding anything to the contrary in the Plan or the Confirmation Order, (i) the Contingent DIP Obligations shall survive the Effective Date and shall not be discharged or released pursuant to the Plan or the Confirmation Order, and (ii) the DIP Documents shall continue in full force and effect after the Effective Date with respect to any obligations thereunder governing (1) the Contingent DIP Obligations and (2) the relationships among the DIP Agent and the DIP Lenders.

On the later of (1) the Effective Date and (2) the date on which such fees, expenses, or disbursements would be required to be paid under the terms of the DIP Order, the Debtors or Reorganized Debtors (as applicable) shall pay all fees, expenses, and disbursements of the DIP Agent and DIP Lenders, in each case that have accrued and are unpaid as of the Effective Date and are required to be paid under or pursuant to the DIP Order. After the Effective Date, the Reorganized Debtors shall continue to reimburse the DIP Agent and the DIP Lenders for the reasonable fees and expenses (including reasonable and documented legal fees and expenses) incurred by the DIP Agent and the DIP Lenders after the Effective Date in accordance with the terms thereof and/or the DIP Order. The Reorganized Debtors shall pay all of the amounts that may become payable to the DIP Agent or any of the DIP Lenders on account of any Contingent DIP Obligations in accordance with the terms of the DIP Documents and the DIP Order.

2.5. Restructuring Expenses.

During the period commencing on the Commencement Date through the Effective Date, the Debtors will promptly pay in full in Cash any Restructuring Expenses in accordance with the terms of the RSA. Without limiting the foregoing, to the extent that any Restructuring Expenses remain unpaid as of the Business Day prior to the Effective Date, on the Effective Date, the Reorganized Debtors shall pay in full in Cash any outstanding Restructuring Expenses that are invoiced without the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases, and without any requirement for further notice or Bankruptcy Court review or approval. For the avoidance of doubt, any Restructuring Expenses invoiced after the Effective Date shall be paid promptly, but no later than ten (10) business days of receiving an invoice.

ARTICLE III  CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1. Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Allowed Claim or Allowed Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

3.2. Summary of Classification.

The following table designates the Classes of Claims against and Interests in the Debtor and specifies which of those Classes are (a) Impaired or Unimpaired by the Plan; (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code; and (c) deemed to accept or reject the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified.

Class	Designation	Treatment	Entitled to Vote
1	Priority Non-Tax Claims	Unimpaired	No (Presumed to accept)
2	Other Secured Claims	Unimpaired	No (Presumed to accept)
3	First Lien Claims	Impaired	Yes
4	Second Lien Claims	Impaired	Yes
5	General Unsecured Claims	Impaired	Yes
6	Intercompany Claims	Unimpaired	No (Presumed to accept)
7	Intercompany Interests	Unimpaired	No (Presumed to accept)
8	Parent Equity Interests	Impaired	No (Deemed to reject)
9	Subordinated Securities Claims	Impaired	No (Deemed to reject)

3.3. Special Provision Governing Unimpaired Claims.

Nothing under the Plan shall affect the rights of the Debtors or the Reorganized Debtors, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

3.4. Elimination of Vacant Classes.

Any Class of Claims against or Interests in the Debtors that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

ARTICLE IV  TREATMENT OF CLAIMS AND INTERESTS.

4.1. Priority Non-Tax Claims (Class 1).

(a) Classification: Class 1 consists of Priority Non-Tax Claims.

(b) Treatment: Except to the extent that a holder of an Allowed Priority Non-Tax Claim against the Debtors agrees to a less favorable treatment of such Claim, in full and final satisfaction of such Allowed Priority Non-Tax Claim, at the sole option of the Debtors or the Reorganized Debtors, as applicable: (i) each such holder shall receive payment in Cash in an amount equal to such Claim, payable on the later of the Effective Date and the date that is ten (10) Business Days after the date on which such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is reasonably practicable; (ii) such holder’s Allowed Priority Non-Tax Claim shall be Reinstated; or (iii) such holder shall receive such other treatment so as to render such holder’s Allowed Priority Non-Tax Claim Unimpaired.

(c) Voting: Class 1 is Unimpaired, and holders of Priority Non-Tax Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Priority Non-Tax Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to Priority Non-Tax Claims.

4.2. Other Secured Claims (Class 2).

(a) Classification: Class 2 consists of the Other Secured Claims. To the extent that Other Secured Claims are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 2 for purposes of voting to accept or reject the Plan and receiving distributions under the Plan.

(b) Treatment: Except to the extent that a holder of an Allowed Other Secured Claim agrees to different treatment, on the later of the Effective Date and the date that is ten (10) Business Days after the date such Other Secured Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim will receive, on account of such Allowed Claim, at the sole option of the Debtors or the Reorganized Debtors, as applicable: (i) Cash in an amount equal to the Allowed amount of such Claim; (ii) Reinstatement of such holder’s Allowed Other Secured Claim; (iii) such other treatment sufficient to render such holder’s Allowed Other Secured Claim Unimpaired; or (iv) return of the applicable collateral in satisfaction of the Allowed amount of such Other Secured Claim.

(c) Voting: Class 2 is Unimpaired, and holders of Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Other Secured Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Other Secured Claims.

4.3. First Lien Claims (Class 3).

(a) Classification: Class 3 consists of First Lien Claims.

(b) Allowance: The First Lien Claims are Allowed pursuant to section 506(a) of the Bankruptcy Code against the Debtors in the aggregate principal amount of $585,481,310.80 consisting of (i) $545,150,569.11 in aggregate outstanding principal amount of term loans, (ii) $39,818,694.44 in aggregate outstanding principal amount of revolving loans, and (iii) $512,047.25 in aggregate outstanding face amount of letters of credit issued, in each case, under the Prepetition First Lien Credit Agreement, plus accrued and unpaid prepetition interest, accrued and unpaid post-petition interest, fees, expenses and other amounts arising under the Prepetition First Lien Credit Agreement.

(c) Treatment: Except to the extent that a holder of a First Lien Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for such First Lien Claim, each such holder thereof (or, with respect to any New Equity Interests to be issued pursuant to the First Lien Lender Equity Distribution, such holder’s permitted designee) shall receive on the Effective Date such holder’s Pro Rata share of (a) the First Lien Lender Equity Distribution; provided, that notwithstanding anything herein to the contrary, the distribution of the First Lien Lender Equity Distribution shall be made pursuant to, and subject to the terms and conditions of, the Equity Allocation Mechanism, less any New Equity Interests and/or Special Warrants distributable to other classes of Claims in order for the Bankruptcy Court to determine that the Plan satisfies section 1129(a)(7) of the Bankruptcy Code; (b) the loans under the New First Lien Credit Facility; and (c) cash or other proceeds, if any, from the sale of the Debtors’ Canadian business unless otherwise agreed to by the Requisite First Lien Lenders.

For the avoidance of doubt, on the Effective Date, the Prepetition First Lien Credit Agreement shall be deemed cancelled (except as set forth in Section 5.10 hereof) without further action by or order of the Bankruptcy Court.

(d) Voting: Class 3 is Impaired, and holders of First Lien Claims in Class 3 are entitled to vote to accept or reject the Plan.

4.4. Second Lien Claims (Class 4).

(a) Classification: Class 4 consists of Second Lien Claims in the aggregate principal amount of $85,000,000 of term loans issued under the Prepetition Second Lien Credit Agreement, plus interest, fees, expenses and other amounts arising under the Prepetition Second Lien Credit Agreement.

(b) Treatment: Except to the extent that a holder of an Allowed Second Lien Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for an Allowed Second Lien Claim, on the Effective Date each such holder thereof shall receive:

(i) if Class 4 is an Accepting Class, holders of First Lien Claims shall be deemed to have consented to a distribution to holders of Second Lien Claims of, and each holder of a Second Lien Claim and Second Lien Deficiency Claim shall receive on the Effective Date, in full satisfaction of its Allowed Second Lien Claim and Second Lien Deficiency Claim, such holder’s Pro Rata share of Second Lien Warrants; provided, that, notwithstanding anything herein to the contrary, the distribution of the Second Lien Warrants to the holders of Second Lien Claims shall be made pursuant to and subject to Communications Act and the rules and regulations of the FCC as well as applicable state laws and the rules and regulations of the State PUCs; or

(ii) if Class 4 is not an Accepting Class, then each holder of a Second Lien Claim will receive its Pro Rata share of (x) the Litigation Trust Interests on account of its Second Lien Deficiency Claim (subject to the terms and conditions of the Prepetition Intercreditor Agreement) and (y) the percentage of the New Equity Interests and/or Special Warrants in accordance with the Equity Allocation Mechanism, as determined by the Bankruptcy Court to satisfy section 1129(a)(7) of the Bankruptcy Code as to holders of Second Lien Claims (if any).

For the avoidance of doubt, on the Effective Date, the Prepetition Second Lien Credit Agreement shall be deemed cancelled (except as set forth in Section 5.10 hereof) without further action by or order of the Bankruptcy Court.

(c) Voting: Class 4 is Impaired, and holders of Second Lien Claims are entitled to vote to accept or reject the Plan.

4.5. General Unsecured Claims (Class 5).

(a) Classification: Class 5 consists of General Unsecured Claims.

(b) Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for an Allowed General Unsecured Claim, each such holder thereof shall receive such holder’s Pro Rata share of the Litigation Trust Interests on the Effective Date.

(c) Voting: Class 5 is Impaired, and holders of General Unsecured Claims are entitled to vote to accept or reject the Plan.

4.6. Intercompany Claims (Class 6).

(a) Classification: Class 6 consists of Intercompany Claims.

(b) Treatment: On or after the Effective Date, all Intercompany Claims will be adjusted, continued, settled, reinstated, discharged, or eliminated as determined by the Debtors or the Reorganized Debtors, as applicable, and the Requisite First Lien Lenders, in their respective reasonable discretion, but not paid in Cash.

(c) Voting: Class 6 is Unimpaired, and holders of Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Intercompany Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Claims.

4.7. Intercompany Interests (Class 7).

(a) Classification: Class 7 consists of Intercompany Interests.

(b) Treatment: On or after the Effective Date, all Intercompany Interests shall be cancelled, reinstated, or receive such other treatment as determined by the Debtors or the Reorganized Debtors, as applicable, and the Requisite First Lien Lenders, in their respective reasonable discretion.

(c) Voting: Class 7 is Unimpaired, and holders of Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Intercompany Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Intercompany Interests.

4.8. Parent Equity Interests (Class 8).

(a) Classification: Class 8 consists of Parent Equity Interests.

(b) Treatment: on the Effective Date, all Parent Equity Interests shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise. To the extent permitted by applicable law, on or promptly after the Effective Date, the Reorganized Debtors shall file with the SEC a Form 15 for the purpose of terminating the registration of any of FCI’s publicly traded securities.

(c) Voting: Class 8 is Impaired, and holders of Parent Equity Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Parent Equity Interests are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Parent Equity Interests.

4.9. Subordinated Securities Claims (Class 9).

(a) Classification: Class 9 consists of Subordinated Securities Claims.

(b) Treatment: Holders of Subordinated Securities Claims shall not receive or retain any property under the Plan on account of such Subordinated Securities Claims. On the Effective Date, all Subordinated Securities Claims shall be deemed cancelled without further action by or order of the Bankruptcy Court, and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

(c) Voting: Class 9 is Impaired, and the holders of Subordinated Securities Claims are conclusively deemed to have rejected the Plan. Therefore, holders of Subordinated Securities Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders of Subordinated Securities Claims will not be solicited.

ARTICLE V  MEANS FOR IMPLEMENTATION.

5.1. No Substantive Consolidation.

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

5.2. Compromise and Settlement of Claims, Interests, and Controversies.

(a) Pursuant to sections 363 and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan and the Global Settlement shall constitute a good faith compromise of Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a creditor or an Interest holder may have with respect to any Claim or Interest or any distribution to be made on account of an Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of such Claims and Interests, and is fair, equitable, and reasonable.

(b) The Plan incorporates and reflects the following compromise and settlement by and among the Debtors, the Creditors’ Committee, and the Consenting First Lien Lenders (the “Global Settlement”).

i.
On the Effective Date, the Litigation Trust shall be established in accordance with Section 5.16 of the Plan and shall be governed and administered in accordance with the Litigation Trust Agreement.

ii.
On the Effective Date, or as soon as reasonably practicable thereafter, (1) the Debtors shall be deemed to transfer to the Litigation Trust the Litigation Trust Debtor Causes of Action, (2) the Reorganized Debtors shall transfer to the Litigation Trust the Litigation Trust Initial Funding and (3) holders of Allowed First Lien Claims shall be deemed to transfer to the Litigation Trust any direct Cause of Action they may assert solely in their capacities as lenders under the Prepetition First Lien Credit Agreement relating to the Debtors, which, for the avoidance of doubt, shall not include any Cause of Action against any Prepetition First Lien Lender or the Prepetition First Lien Administrative Agent, to the extent such Causes of Action are not released or subject to the exculpation provisions under the Plan (the “Litigation Trust First Lien Lender Causes of Action”), each free and clear of all Liens, charges, Claims, encumbrances, and interests, in accordance with Section 1141 of the Bankruptcy Code. All of the Litigation Trust Assets, as well as the rights and powers of the Debtors’ Estates applicable to the Litigation Trust Assets, shall vest in the Litigation Trust, for the benefit of the holders of Litigation Trust Interests and Reorganized FCI.

iii.
On the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors and Litigation Trust shall enter into the Litigation Trust Loan Agreement pursuant to which the Reorganized Debtors shall agree to lend the Litigation Trust Loan Proceeds to the Litigation Trust. The Litigation Trust Loan Proceeds shall be available to be drawn in $1,000,000 installments six (6) and twelve (12) months after the Effective Date, and $500,000 installments eighteen (18), twenty-four (24), and thirty (30) months after the Effective Date. The Litigation Trust Loan shall accrue payment-in-kind interest at same rate as the New First Lien Credit Facility. The amount of the Litigation Trust Loan may be increased post-Effective Date upon the agreement of the Reorganized Debtors and the Litigation Trust. In the event the Reorganized Debtors fail to honor a Litigation Trust Loan draw installment when due, such failure shall be deemed to be an automatic exercise of the Termination Right (as defined below) without the consent of the member the Creditors’ Committee appointed to the Litigation Trust Oversight Committee.

iv.
On the Effective Date, all Preference Actions against any Entity other than a Non-Released Party that the Debtors or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person shall be deemed conclusively, absolutely, unconditionally, irrevocably and forever, released.

v.
The Litigation Trust shall be overseen and controlled by the Litigation Trust Oversight Committee in accordance with the Litigation Trust Agreement. The Litigation Trust Oversight Committee shall have the authority to determine whether to enforce, settle, release, or compromise the Litigation Trust Causes of Action (or decline to do any of the foregoing). The Litigation Trust Oversight Committee shall be solely responsible for selecting and retaining advisors to the Litigation Trust.

vi.
In accordance with the Litigation Trust Agreement, payment of Litigation Trust Expenses shall be deemed to be made first from the Litigation Trust Initial Funding and then from the Litigation Trust Loan Proceeds. The Litigation Trust shall be deemed to be prohibited from using any Litigation Trust Loan Proceeds until no portion of the Litigation Trust Initial Funding is remaining.

vii.
After payment of Litigation Trust Expenses pursuant to the Litigation Trust Agreement, the Litigation Trust Assets (other than any proceeds of the Litigation Trust First Lien Lender Causes of Action) shall be shared and distributed as follows: first, payment in full in Cash of all amounts due to the Reorganized Debtors under the Litigation Trust Loan; second, distribution to the Litigation Trust for the benefit of the holders of Litigation Trust Interests in accordance with the Plan of up to $1,500,000 (the “GUC Payment”); third, to the extent the remaining Litigation Trust Assets are equal to or less than $20,000,000, seventy percent (70%) of such Litigation Trust Assets shall be distributed to Reorganized FCI and thirty percent (30%) of such Litigation Trust Assets shall be distributed to the Litigation Trust for the benefit of the holders of Litigation Trust Interests in accordance with the Plan; and fourth, to the extent there are any remaining Litigation Trust Assets greater than $20,000,000, fifty percent (50%) of such Litigation Trust Assets shall be distributed to the Reorganized FCI and fifty percent (50%) of such Litigation Trust Assets shall be distributed to the Litigation Trust for the benefit of the holders of Litigation Trust Interests in accordance with the Plan.

viii.
After payment of Litigation Trust Expenses pursuant to the Litigation Trust Agreement, any Litigation Trust Assets that are proceeds of the Litigation Trust First Lien Lender Causes of Action shall be shared and distributed as follows: first, payment in full in Cash of all amounts due to the Reorganized Debtors under the Litigation Trust Loan; second, eighty-five percent (85%) of such Litigation Trust Assets shall be distributed to the Reorganized FCI and fifteen percent (15%) of such Litigation Trust Assets shall be distributed to the Litigation Trust for the benefit of the holders of Litigation Trust Interests in accordance with the Plan.

ix.
Holders of Second Lien Claims, on account of the Second Lien Deficiency Claims (subject to the terms and conditions of the Prepetition Intercreditor Agreement), and General Unsecured Claims shall be entitled to share Pro Rata in the Litigation Trust Assets that are not paid to Reorganized FCI. Holders of Allowed First Lien Claims shall not be entitled to receive a distribution from the Litigation Trust on account of the Term Loan Deficiency Claim other than on account of the turnover provision of the Prepetition Intercreditor Agreement, which the Prepetition First Lien Administrative Agent shall use commercially reasonable efforts to enforce with respect to any distributions made by the Litigation Trust; in the event that holders of Allowed First Lien Claims receive a distribution from the Litigation Trust on account of the Term Loan Deficiency Claim, such distribution shall be credited against, and reduce, on a dollar-for-dollar basis, any distribution of Litigation Trust Assets that are distributable to Reorganized FCI.

x.
Upon entry of the Confirmation Order, the Challenge Period (as defined in the DIP Order) shall be deemed expired.

xi.
The Litigation Trust may be terminated in accordance with Section 5.16 of this Plan and the Litigation Trust Agreement.

xii.
The Litigation Trust shall have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), to, except to the extent Claims have been Allowed, control and effectuate the Claims reconciliation process of General Unsecured Claims, including to object to, seek to subordinate, compromise or settle any and all General Unsecured Claims against the Debtors.

xiii.
As a condition precedent to consummation of the Global Settlement, the Creditors’ Committee and/or the First Lien Lender Group shall not object to the Disclosure Statement or the Plan, or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay, or impede the confirmation and consummation of the Plan or approval of the Global Settlement.

5.3. Sources of Consideration for Plan Distributions Implementing the Reorganization Transaction.

The Debtors shall fund distributions and satisfy applicable Allowed Claims and Allowed Interests under the Plan with Cash on hand, the proceeds of the New Exit Facility, loans under the New First Lien Credit Facility, the New Equity Interests, the Special Warrants, and the Second Lien Warrants (if any) and through the issuance and distribution of the Litigation Trust Interests.

5.4. Reorganization Transaction.

(a) The Debtors shall implement the Reorganization Transaction as set forth herein.

(b) New First Lien Credit Facility.

(i) On the Effective Date, the New First Lien Credit Agreement shall be executed and delivered, and the Reorganized Debtors shall be authorized to execute, deliver and enter into, the New First Lien Credit Documents, without the need for any further corporate, limited liability partnership or limited liability company action and without further action by the holders of Claims or Interests.

(ii) The obligations arising under the New First Lien Credit Agreement shall be secured by a senior priority perfected security interest (junior to the liens securing the New Exit Facility Credit Agreement) in substantially all present and after acquired property (whether tangible, intangible, real, personal or mixed) of the Reorganized Debtors, wherever located, including, without limitation, all accounts, inventory, equipment, capital stock in subsidiaries of the Reorganized Debtors, investment property, instruments, chattel paper, real estate, leasehold interests, contracts, patents, copyrights, trademarks and other general intangibles, and all products and proceeds thereof, subject to any exceptions and materiality thresholds reasonably acceptable to the Requisite New First Lien Lenders (as defined in the New First Lien Term Sheet).

(iii) The Reorganized Debtors shall be authorized to execute, deliver, and enter into and perform under the New First Lien Credit Agreement without the need for any further corporate, limited liability partnership or limited liability company action and without further action by the holders of Claims or Interests.

(c) New Exit Facility.

On the Effective Date, the Reorganized Debtors shall be authorized to execute, deliver, enter into and perform under the New Exit Facility Credit Agreement without the need for any further corporate, limited liability partnership or limited liability company action and without further action by the holders of Claims or Interests.

(d) Authorization and Issuance of New Equity Interests, Special Warrants, and Second Lien Warrants

(i) On the Effective Date, the Debtors or the Reorganized Debtors, as applicable, are authorized to issue or cause to be issued and shall issue the New Equity Interests, Special Warrants and Second Lien Warrants (if any) in accordance with the terms of the Plan, the Amended Organizational Documents, the Special Warrant Agreement, the Second Lien Warrant Agreement (if any), and the Equity Allocation Mechanism without the need for any further corporate or stockholder action. All of the New Equity Interests issuable under the Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable, the Special Warrants issued pursuant to the Plan shall be duly authorized and validly issued and the Second Lien Warrants (if any) issued pursuant to the Plan shall be duly authorized and validly issued. For the avoidance of doubt, the acceptance of New Equity Interests and/or Special Warrants by a holder of an Allowed First Lien Claim shall be deemed as such holder’s agreement to the Amended Organizational Documents and/or the Special Warrant Agreement, as applicable, as each may be amended or modified from time to time following the Effective Date in accordance with the terms of such documents and for the avoidance of doubt, the acceptance of Second Lien Warrants (if any) by a holder of an Allowed Second Lien Claim shall be deemed as such holder’s agreement to the Amended Organizational Documents and/or the Second Lien Warrant Agreement, as applicable, as each may be amended or modified from time to time following the Effective Date in accordance with the terms of such documents.

(ii) The distribution of the New Equity Interests, Special Warrants and Second Lien Warrants (if any) pursuant to the Plan may be made by means of book-entry registration on the books of a transfer agent for shares of New Equity Interests, Special Warrants and Second Lien Warrants (if any) or by means of book-entry exchange through the facilities of a transfer agent reasonably satisfactory to the Debtors, in accordance with the customary practices of such agent, as and to the extent practicable.

(e) Continued Corporate Existence.

(i) The Debtors shall continue to exist after the Effective Date as Reorganized Debtors as a private company in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the Amended Organizational Documents unless otherwise determined in accordance with Section 5.10 of the Plan.

(ii) On or after the Effective Date, the Reorganized Debtors may take such reasonable action that may be necessary or appropriate as permitted by applicable law and the Amended Organizational Documents, as the Reorganized Debtors may reasonably determine is reasonable and appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate the Plan, including, without limitation, taking necessary steps to dissolve or merge out of existence any of the Reorganized Debtors that are reasonably determined to be unnecessary for the continued successful performance of the Reorganized Debtors.

(f) Officers and Board of Directors.

(i) Upon the Effective Date, the New Board shall consist of seven (7) directors. If known, the identities of the directors and officers of the Reorganized Debtors shall be disclosed prior to the Confirmation Hearing in accordance with section 1129(a)(5) of the Bankruptcy Code.

(ii) Except to the extent that a member of the board of directors, managers, or limited partners, as applicable, of a Debtor continues to serve as a director, manager, or limited partner of such Debtor on and after the Effective Date, the members of the board of directors, managers, or limited partners of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date and each such director, manager or limited partner will be deemed to have resigned or shall otherwise cease to be a director, manager or limited partner of the applicable Debtor on the Effective Date.

(g) Reorganized Debtors’ Authority.

(i) The Reorganized Debtors shall have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise indicated), to carry out and implement all provisions of the Plan, including, without limitation, to: (a) except to the extent Claims have been previously Allowed, control and effectuate the Claims reconciliation process, including to object to, seek to subordinate, compromise or settle any and all Claims against the Debtors, other than with respect to General Unsecured Claims; (b) make distributions to holders of Allowed Claims in accordance with the Plan, other than with respect to General Unsecured Claims; (c) prosecute all Causes of Action on behalf of the Debtors, elect not to pursue any Causes of Action, and determine whether and when to compromise, settle, abandon, dismiss, or otherwise dispose of any such Causes of Action, other than with respect to the Litigation Trust Causes of Action; (d) retain professionals to assist in performing their duties under the Plan; (e) maintain the books, records, and accounts of the Debtors; (f) complete and file, as necessary, all final or otherwise required federal, state, and local tax returns for the Debtors; and (g) perform other duties and functions that are consistent with the implementation of the Plan.

(ii) After the Effective Date, the Reorganized Debtors may operate the Debtors’ business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

5.5. FCC Licenses and State PUC Authorizations

The required FCC Applications were filed prior to the date of this Plan, as were applications seeking the consent of State PUCs with jurisdiction over the Reorganized Debtors to the transactions contemplated by the Reorganization Transaction (which, for the avoidance of doubt, excludes any transactions which may occur on or after the Exercise Date, as defined in the Equity Allocation Mechanism). As a result, any Entity that acquires a First Lien Claim may be issued Special Warrants in lieu of any New Equity Interests that would otherwise be issued to such Entity under the Plan. In addition, the Debtors may request that the Bankruptcy Court implement restrictions on trading of Claims and Interests that might adversely affect the FCC Approval or State PUC approval processes that will be sought on or prior to the Effective Date.

The Petition for Declaratory Ruling and the FCC and/or state transfer of control applications necessary to enable the exercise of the Special Warrants (the “Post-Effective Date Transfer Applications”) shall be filed as promptly as practicable following the Effective Date. The Debtors or the Reorganized Debtors, as applicable, shall diligently prosecute all FCC Applications and the State PUC Applications associated with the Reorganization Transaction and, after the Effective Date, the Post-Effective Date Transfer Applications and the Petition for Declaratory Ruling. The Debtors or Reorganized Debtors, as applicable, shall promptly provide such additional documents or information requested by the FCC or any State PUC in connection with the respective agencies’ review of the foregoing applications.

5.6. Employee Matters.

(a) Subject to Section 5.6(c) of the Plan, on the Effective Date, the Reorganized Debtors shall be deemed (i) to have assumed all Benefit Plans and (ii) to have rejected any employment agreements, offer letters, or award letters to which the Debtors are a party (collectively, the “Employee Arrangements”), unless set forth on the Assumption Schedule. With respect to any Benefit Plan and Employee Arrangement that is set forth on the Assumption Schedule, upon the Effective Date such Benefit Plan and Employee Arrangement shall be deemed to be amended where applicable to provide and clarify that the consummation of the Reorganization Transaction and any associated organizational changes shall not constitute a “Change in Control,” be considered a “Good Reason” event, or serve as a basis to trigger any rights or benefits under such Benefit Plan or Employee Arrangement.  To the extent that the Benefit Plans or any Employee Arrangements set forth on the Assumption Schedule are executory contracts, pursuant to sections 365 and 1123 of the Bankruptcy Code, unless an Assumption Dispute is timely filed and properly served, each of them will be deemed assumed (as modified or terminated) as of the Effective Date with a Cure Amount of zero dollars. However, notwithstanding anything else herein, the assumed Benefit Plans and Employee Arrangements, if any, shall be subject to modification in accordance with the terms thereof at the discretion of the Reorganized Debtors.

(b) Following the Effective Date, the applicable Reorganized Debtors shall enter into the Management Incentive Plan. All awards issued under the Management Incentive Plan will be dilutive of all other New Equity Interests issued pursuant to the Plan (including those issued upon the exercise of any Special Warrants).

(c) For the avoidance of doubt, if an Employee Arrangement or a Benefit Plan provides for an award or potential award of Interests or consideration based on the value of Interests prior to the Effective Date, such Interest shall be treated in accordance with Section 4.8 of the Plan and cancelled notwithstanding assumption of the applicable Employee Arrangement or Benefit Plan.

(d) On the Effective Date, the Reorganized Debtors shall be deemed to have assumed all prepetition Key Employee Retention Agreements. Notwithstanding anything to the contrary in Section 5.6(a), the consummation of the Restructuring Transactions and any associated organizational changes shall constitute a “Change of Control” under all prepetition Key Employee Retention Agreements.

5.7. Effectuating Documents; Further Transactions.

(a) On or as soon as practicable after the Effective Date, the Reorganized Debtors shall take such reasonable actions as may be or become necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan and the Global Settlement, including (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, financing, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may determine; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable parties agree; (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution and the Amended Organizational Documents pursuant to applicable state law; (iv) the issuance of securities, all of which shall be authorized and approved in all respects, in each case, without further action being required under applicable law, regulation, order, or rule; (v) the execution, delivery, or filing of contracts, instruments, releases, and other agreements to effectuate and implement the distribution of the Litigation Trust Interests to be issued pursuant hereto without the need for any approvals, authorizations, actions, or consents; and (vi) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law or to reincorporate in another jurisdiction, subject, in each case, to the Amended Organizational Documents.

(b) Each officer, manager, limited partner or member of the board of directors of the Debtors is (and each officer, manager, limited partner or member of the board of directors of the Reorganized Debtors shall be) authorized and directed to issue, execute, deliver, file, or record such contracts, securities, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, all of which shall be authorized and approved in all respects, in each case, without the need for any approvals, authorization, consents, or any further action required under applicable law, regulation, order, or rule (including, without limitation, any action by the stockholders, limited partners, directors or managers of the Debtors, the Reorganized Debtors) except for those expressly required pursuant to the Plan.

(c) In order to preserve the Reorganized Debtors’ ability to utilize certain tax attributes that exist as of the Effective Date, the charter, bylaws, and other organizational documents may restrict certain transfers of the New Equity Interests.

(d) The Reorganization Transaction and the Global Settlement, including the creation of the Litigation Trust, shall be conducted in a manner that, in the business judgment of the Debtors, with the consent of the Requisite First Lien Lenders (which consent shall not be unreasonably withheld), ensures that the Reorganized Debtors receive favorable and efficient tax treatment, given the totality of the circumstances.

(e) All matters provided for herein involving the corporate structure of the Debtors, Reorganized Debtors, to the extent applicable, or any corporate or related action required by the Debtors, or the Reorganized Debtors in connection herewith shall be deemed to have occurred and shall be in effect, without any requirement of further action by the stockholders, members, limited partners, directors or managers of the Debtors or Reorganized Debtors, and with like effect as though such action had been taken unanimously by the stockholders, members, limited partners, directors, managers, or officers, as applicable, of the Debtors, or the Reorganized Debtors.

5.8. Section 1145 Exemption.

(a) The offer, issuance, and distribution of (i) the New Equity Interests and the Special Warrants hereunder to holders of the First Lien Claims under Section 4.3 of the Plan (ii) the Second Lien Warrants (if any) hereunder to holders of the Second Lien Claims (if applicable) and (iii) the Litigation Trust Interests (to the extent they are deemed to be securities) hereunder to holders of General Unsecured Claims and holders of Second Lien Claims (if applicable) shall be exempt, pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Entity, from registration under (a) the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and (b) any state or local law requiring registration for the offer, issuance, or distribution of Securities.

(b) The New Equity Interests shall be freely tradable by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act of 1933; (ii) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (iii) any reasonable restrictions, to the extent necessary for the Debtors to preserve their ability to utilize certain tax attributes that exist as of the Effective Date, on the transferability and ownership of New Equity Interests; (iv) applicable regulatory approval; (v) the Stockholders Agreement; (vi) the Amended Organizational Documents and (vii) any other applicable law.

(c) The Debtors do not intend for the Litigation Trust Interests to be “securities” under applicable laws. Notwithstanding this intention, to the extent such units are deemed to be “securities,” the issuance of such units under the Plan is exempt, pursuant to (i) section 1145 of the Bankruptcy Code (except with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code) or (ii) pursuant to section 4(a)(2) under the Securities Act and/or Regulation D thereunder (including with respect to an entity that is an “underwriter”).

5.9. Cancellation of Existing Securities and Agreements.

(a) Except for the purpose of evidencing a right to a distribution under the Plan and except as otherwise set forth in the Plan, including with respect to executory contracts or unexpired leases that shall be assumed by the Reorganized Debtors, and subject in all respects to the Prepetition Intercreditor Agreement (as applicable), on the Effective Date, all agreements, instruments, and other documents evidencing or issued pursuant to the DIP Documents, the Prepetition First Lien Credit Documents, the Prepetition Second Lien Credit Agreement and any other “Credit Document” as defined therein, the Prepetition Subordinated Notes, or any indebtedness or other obligations thereunder, and any Interest in any of the Debtors (other than Intercompany Interests), or any other certificate, share, note, bond, indenture, purchase right, option, warrant, call, put, award, commitment, registration rights, preemptive right, right of first refusal, right of first offer, co-sale right, investor rights, or other instrument or document of any character directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest, and any rights of any holder in respect thereof, shall be deemed cancelled, discharged, and of no force or effect, and the obligations of the Debtors thereunder shall be deemed fully satisfied, released, and discharged.

(b) Notwithstanding such cancellation and discharge, the DIP Documents, the Prepetition First Lien Credit Documents and the Prepetition Second Lien Credit Agreement, the Prepetition Subordinated Notes and any other indenture or agreement that governs the rights of a holder of an Allowed Claim shall continue in effect to the extent necessary (i) to allow the holders of such Claims to receive distributions under the Plan; (ii) to allow the Debtors, the Reorganized Debtors, the DIP Agent, the Prepetition First Lien Administrative Agent, and the Prepetition Second Lien Administrative Agent to make post-Effective Date distributions or take such other action pursuant to the Plan on account of such Claims and to otherwise exercise their rights and discharge their obligations relating to the interests of the holders of such Claims; (iii) to allow holders of Claims to retain their respective rights and obligations vis-à-vis other holders of Claims pursuant to any applicable loan document or other agreement; (iv) to allow the DIP Agent, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent to enforce their rights, claims, and interests vis-à-vis any party other than the Debtors, including any rights with respect to priority of payment and/or to exercise charging liens; (v) to preserve any rights of the DIP Agent, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent to payment of fees, expenses, and indemnification obligations as against any money or property distributable to lenders under the DIP Documents, the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement, as applicable, including any rights to priority of payment and/or to exercise charging liens; (vi) to allow the DIP Agent, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent to enforce any obligations owed to it under the Plan; (vii) to allow the DIP Agent, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent to exercise rights and obligations relating to the interests of lenders under the DIP Documents, the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement, as applicable; (viii) to permit the DIP Agent, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent to perform any function necessary to effectuate the foregoing; (ix) to allow the DIP Agent, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court relating to the DIP Documents, the Prepetition First Lien Credit Agreement or the Prepetition Second Lien Credit Agreement; provided that, nothing in this Section 5.10 shall affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan; and (x) to preserve all rights of the Prepetition First Lien Lenders to the extent necessary for the Litigation Trust to pursue the Litigation Trust First Lien Lender Causes of Action.

(c) Except for the foregoing, subsequent to the performance by the DIP Agent of its obligations pursuant to the Plan, the DIP Agent and its agents shall be relieved of all further duties and responsibilities related to the DIP Documents. Nothing in this Section 5.10 shall in any way affect or diminish the rights of the DIP Agent to exercise any charging lien against distributions to holders of DIP Claims with respect to any unpaid fees.

(d) Except for the foregoing, subsequent to the performance by the Prepetition First Lien Administrative Agent of its obligations pursuant to the Plan, the Prepetition First Lien Administrative Agent and its agents shall be relieved of all further duties and responsibilities related to the Prepetition First Lien Credit Agreement. Nothing in this Section 5.10 shall in any way affect or diminish the rights of the Prepetition First Lien Administrative Agent to exercise any charging lien against distributions to holders of First Lien Claims with respect to any unpaid fees.

(e) Except for the foregoing, subsequent to the performance by the Prepetition Second Lien Administrative Agent of its obligations pursuant to the Plan, the Prepetition Second Lien Administrative Agent and its agents shall be relieved of all further duties and responsibilities related to the Prepetition Second Lien Credit Agreement. Nothing in this Section 5.10 shall in any way affect or diminish the rights of the Prepetition Second Lien Administrative Agent to exercise any charging lien against distributions to holders of Second Lien Claims with respect to any unpaid fees.

(f) Notwithstanding anything to the contrary herein, all rights under the Prepetition First Lien Credit Agreement and the Prepetition Second Lien Credit Agreement shall remain subject to the Prepetition Intercreditor Agreement.

(g) Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in the Plan shall be deemed null and void and shall be of no force and effect. Nothing contained herein shall be deemed to cancel, terminate, release, or discharge the obligation of the Debtors or any of their counterparties under any executory contract or unexpired lease to the extent such executory contract or unexpired lease has been assumed by the Debtors pursuant to a Final Order of the Bankruptcy Court or hereunder.

5.10. Cancellation of Liens.

Except as otherwise specifically provided herein, on the Effective Date, any Lien securing an Allowed Claim that is paid in full, in Cash, shall be deemed released, and the holder of such Other Secured Claim shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Reorganized Debtors, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Reorganized Debtors.

5.11. Subordination Agreements.

Pursuant to section 510(a) of the Bankruptcy Code, all subordination agreements, including but not limited to, the Prepetition Intercreditor Agreement, governing Claims or Interests shall be enforced in accordance with such agreement’s terms.

5.12. Nonconsensual Confirmation.

The Debtors intend to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code as to any Classes that reject or are deemed to reject the Plan.

5.13. Closing of Chapter 11 Cases.

After an Estate has been fully administered, the Reorganized Debtors shall seek authority from the Bankruptcy Court to close the applicable Chapter 11 Case(s) in accordance with the Bankruptcy Code and Bankruptcy Rules.

5.14. Notice of Effective Date.

As soon as practicable, but not later than three (3) Business Days following the Effective Date, the Debtors shall file a notice of the occurrence of the Effective Date with the Bankruptcy Court.

5.15. Separability.

Notwithstanding the combination of the separate plans of reorganization for the Debtors set forth in the Plan for purposes of economy and efficiency, the Plan constitutes a separate chapter 11 plan for each Debtor. Accordingly, if the Bankruptcy Court does not confirm the Plan with respect to one or more Debtors, it may still, subject to the consent of the applicable Debtors, confirm the Plan with respect to any other Debtor that satisfies the confirmation requirements of section 1129 of the Bankruptcy Code.

5.16. Litigation Trust

(a) Interest in the Litigation Trust. Any and all interests in the Litigation Trust will not constitute “securities” and will not be registered pursuant to the Securities Act, as amended, or any state securities law. However, if it should be determined that interests in the Litigation Trust constitute “securities,” the exemption provisions of Section 1145 of the Bankruptcy Code will apply to the interests in the Litigation Trust. Any and all interests in the Litigation Trust shall not be certificated, shall be subject to certain restrictions, and all interests shall be non-transferable other than if transferred by will, intestate succession, or otherwise by operation of law.

(b) Creation and Governance of the Litigation Trust. On the Effective Date, the Debtors shall be deemed to transfer the Litigation Trust Debtor Causes of Action to the Litigation Trust, the Reorganized Debtors shall transfer the Litigation Trust Initial Funding to the Litigation Trust, the holders of Allowed First Lien Claims shall be deemed to transfer the Litigation Trust First Lien Lender Causes of Action to the Litigation Trust and the Reorganized Debtors (solely in their capacity as successors to the Debtors), the Litigation Trust Oversight Committee and the Creditors’ Committee shall execute the Litigation Trust Agreement and shall take all steps necessary to establish the Litigation Trust in accordance with the Plan and the beneficial interests therein, which shall be for the benefit of the holders of Litigation Trust Interest and Reorganized FCI. In the event of any conflict between the terms of the Plan and the terms of the Litigation Trust Agreement, the terms of the Plan shall govern. Additionally, on the Effective Date, (1) the Debtors shall be deemed to transfer to the Litigation Trust all of their rights, title and interest in and to all of the Litigation Trust Debtor Causes of Action (2) the Reorganized Debtors shall transfer to the Litigation Trust all of their rights, title and interest in and to all of the Litigation Trust Initial Funding and (3) the holders of Allowed First Lien Claims shall be deemed to transfer to the Litigation Trust all of their rights, title and interest in and to all of the Litigation Trust First Lien Lender Causes of Action, and in accordance with section 1141 of the Bankruptcy Code, the Litigation Trust Debtor Causes of Action, the Litigation Trust Initial Funding and the Litigation Trust First Lien Lender Causes of Action shall automatically vest in the Litigation Trust free and clear of all Claims and Liens and such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax. The Litigation Trust Oversight Committee shall be the exclusive administrator of the assets of the Litigation Trust for purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representatives of the Estate of each of the Debtors appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, solely for purposes of carrying out the Litigation Trust Oversight Committee’s duties under the Litigation Trust Agreement. Notwithstanding the foregoing, all net proceeds of such Litigation Trust Debtor Cause of Action shall be transferred to the Litigation Trust to be distributed in accordance with this Plan. The Litigation Trust shall be governed by the Litigation Trust Agreement and administered by the Litigation Trust Oversight Committee. The powers, rights, and responsibilities of the Litigation Trust Oversight Committee shall be specified in the Litigation Trust Agreement and shall include the authority and responsibility to, among other things, take the actions set forth in this Section 5.16. The Litigation Trust Oversight Committee shall hold and distribute the Litigation Trust Assets in accordance with the provisions of this Plan and the Litigation Trust Agreement. Other rights and duties of the Litigation Trust Oversight Committee shall be as set forth in the Litigation Trust Agreement. After the Effective Date, the Debtors and the Reorganized Debtors shall have no interest in the Litigation Trust Assets except as set forth in the Litigation Trust Agreement.

(c) Litigation Trust Oversight Committee and Litigation Trust Agreement. The Litigation Trust Agreement generally will provide for, among other things: (i) the transfer of the Litigation Trust Assets to the Litigation Trust; (ii) the payment of Litigation Trust Expenses; (iii) the retention of counsel, accountants, financial advisors, or other professionals; (iv) litigation of any Litigation Trust Causes of Action, which may include the prosecution, settlement, abandonment or dismissal of any such Causes of Action; and (v) making distributions to holders of Litigation Trust Interests and to Reorganized FCI, as provided in this Plan and in the Litigation Trust Agreement. The Litigation Trust Oversight Committee, on behalf of the Litigation Trust, may employ, without further order of the Bankruptcy Court, professionals to assist in carrying out its duties hereunder and may compensate and reimburse the reasonable expenses of those professionals without further order of the Bankruptcy Court from the Litigation Trust Assets in accordance with this Plan and the Litigation Trust Agreement. The Litigation Trust Agreement shall include reasonable and customary provisions that allow for indemnification of the Litigation Trust Oversight Committee by the Litigation Trust. Any such indemnification shall be the sole responsibility of the Litigation Trust and payable solely from the Litigation Trust Assets. The Litigation Trust Oversight Committee shall be responsible for all decisions and duties with respect to the Litigation Trust and the Litigation Trust Assets, except as otherwise provided in the Litigation Trust Agreement.

(d) Cooperation of Reorganized Debtors. The Reorganized Debtors shall reasonably cooperate with the Litigation Trust and its agents and representatives in the administration of the Litigation Trust, including, providing reasonable access to books and records and current employees and officers, including for interviews, deposition, or testimony, with respect to (i) the investigation, prosecution, compromise, and/or settlement of the Litigation Trust Causes of Action, (ii) contesting, settling, compromising, reconciling, and objecting to General Unsecured Claims, and (iii) administering the Litigation Trust (collectively, “Trust Responsibilities”) and in each case, the Litigation Trust agrees to reimburse reasonable out-of-pocket expenses incurred in connection with such cooperation. The Reorganized Debtors shall take all reasonable efforts to assist the Litigation Trust with the Trust Responsibilities and the Litigation Trust may enter into agreements with the Reorganized Debtors and/or the Creditors’ Committee in order to obtain information from the Reorganized Debtors and/or the Creditors’ Committee on a confidential basis, without being restricted by or waiving any applicable work product, attorney-client, or other privilege. For the avoidance of doubt, the Litigation Trust shall not be responsible for legal fees, if any, incurred by the Reorganized Debtors in fulfilling its obligations under this Section.

(e) Cooperation Agreements. To the extent requested by the Committee, with the consent of the First Lien Lender Group (not to be unreasonably withheld), any of the Specified Officers and Directors shall enter into an agreement prior to the Effective Date pursuant to which he will agree to cooperate with the Litigation Trust and provide reasonable assistance to the Litigation Trust until the Litigation Trust is terminated, regardless of whether he remains an officer of the Reorganized Debtors.

(f) Litigation Trust Assets. The Litigation Trust Oversight Committee shall have the exclusive right in respect of all Litigation Trust Causes of Action to institute, file, prosecute, enforce, settle, compromise, release, abandon, or withdraw any and all Litigation Trust Causes of Action without any further order of the Bankruptcy Court or consent of any other party, except as otherwise provided herein or in the Litigation Trust Agreement. From and after the Effective Date, the Litigation Trust Oversight Committee, in accordance with section 1123(b)(3) of the Bankruptcy Code, and on behalf of the Litigation Trust, shall serve as a representative of the Estates, solely for purposes of carrying out the Litigation Trust Oversight Committee’s duties under the Litigation Trust Agreement. In connection with the investigation, prosecution and/or compromise of the Litigation Trust Causes of Action, the Litigation Trust Oversight Committee may expend such portion of the Litigation Trust Assets as the Litigation Trust Oversight Committee deems necessary.

(g) Litigation Trust Fees and Expenses. From and after the Effective Date, the Litigation Trust, shall, in the ordinary course of business and without the necessity of any approval by the Bankruptcy Court, pay the Litigation Trust Expenses, including but not limited to reasonable fees and expenses of the Litigation Trust Oversight Committee and the fees and expenses of any professionals retained by the Litigation Trust from the Litigation Trust Assets, except as otherwise provided in the Litigation Trust Agreement. The Reorganized Debtors shall not be responsible for any costs, fees, or expenses of the Litigation Trust.

(h) Tax Treatment. In furtherance of this Section 5.16 of the Plan, (i) the Litigation Trust shall be structured to qualify as a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d) and in compliance with Revenue Procedure 94-45, 1994-2 C.B. 684, and, thus, as a “grantor trust” within the meaning of sections 671 through 679 of the Tax Code to the holders of Litigation Trust Interests, consistent with the terms of the Plan; (ii) the sole purpose of the Litigation Trust shall be the liquidation and distribution of the Litigation Trust Assets in accordance with Treasury Regulation section 301.7701-4(d), including the resolution of General Unsecured Claims in accordance with this Plan, with no objective to continue or engage in the conduct of a trade or business; (iii) all parties (including the Debtors and the Estates, holders of Litigation Trust Interests and the Litigation Trust Oversight Committee) shall report consistently with such treatment (including the deemed receipt of the underlying assets, subject to applicable liabilities and obligations, by the holders of Litigation Trust Interests, followed by the deemed transfer of such assets to the Litigation Trust); (iv) all parties shall report consistently with the valuation of the Litigation Trust Assets transferred to the Litigation Trust as determined by the Litigation Trust Oversight Committee (or its designee); (v) the Litigation Trust Oversight Committee shall be responsible for filing returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a); and (vi) the Litigation Trust Oversight Committee shall annually send to each holder of Litigation Trust Interests a separate statement regarding the receipts and expenditures of the trust as relevant for U.S. federal income tax purposes. Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trust Oversight Committee of a private letter ruling if the Litigation Trust Oversight Committee so requests one, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the Litigation Trust Oversight Committee), the Litigation Trust Oversight Committee, with the consent of the Requisite First Lien Lenders (which consent shall not be unreasonably withheld or delayed), may timely elect to (i) treat any portion of the Litigation Trust allocable to Disputed General Unsecured Claims as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and make any appropriate elections) and (ii) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including the Debtors and the Estates, holders of Litigation Trust Interests and the Litigation Trust Oversight Committee) shall report for United States federal, state, and local income tax purposes consistently with the foregoing. As to any assets allocable to, or retained on account of, Disputed General Unsecured Claims, all distributions shall be net of any expenses, including taxes, relating to the retention or disposition of such assets, and the Litigation Trust Oversight Committee shall  be responsible for payment, out of the assets of such retained assets, of any taxes imposed on or in respect of such assets.  All parties (including, without limitation, the Debtors, the Reorganized Debtors, the Litigation Trust and the holders of Litigation Trust Interests) will be required to report for tax purposes consistently with the foregoing.

(i) Termination and Dissolution of the Litigation Trust. The Litigation Trust Oversight Committee shall have the right to terminate the Litigation Trust, when it determines, in its sole discretion, that the pursuit of additional Litigation Trust Causes of Action is not likely to yield sufficient additional proceeds to justify further pursuit of such claims (the “Termination Right”). The Litigation Trust Oversight Committee and the Litigation Trust shall be discharged or dissolved, as the case may be, at such time as (i) the Litigation Trust Oversight Committee exercises its Termination Right and (ii) all distributions required to be made by the Litigation Trust Oversight Committee under the Plan and the Litigation Trust Agreement have been made. Upon termination and dissolution of the Litigation Trust, any remaining Litigation Trust Proceeds shall be distributed to holders of Litigation Trust Interests and Reorganized FCI in accordance with Section 5.2(b) of the Plan and the Litigation Trust Agreement; provided, that in the event the Litigation Trust Oversight Committee exercises its Termination Right without the consent (which may not be unreasonably withheld, conditioned or delayed) of the member appointed by the Creditors’ Committee to the Litigation Trust Oversight Committee, the Litigation Trust shall distribute the GUC Payment before making any other distributions pursuant to Section 5.2 of the Plan (with the GUC Payment deemed to have been made for purposes of the waterfall set forth in Section 5.2(b)(vi)); provided that the member appointed by the Creditors’ Committee to the Litigation Trust Oversight Committee may choose to use the GUC Payment to either (a) make a distribution to holders of Litigation Trust Interests that are holders of Allowed General Unsecured Claims or (b) continue the Litigation Trust and prosecute Litigation Trust Causes of Action for the sole benefit of holders of Litigation Trust Interests that are holders of Allowed General Unsecured Claims.

(j) Single Satisfaction of Allowed Claims From Litigation Trust. Notwithstanding anything to the contrary herein, in no event shall holders of Litigation Trust Interests recover more than the full amount of their Allowed Claims from the Litigation Trust.

ARTICLE VI  DISTRIBUTIONS.

6.1. Distributions Generally.

Except as otherwise provided in the Plan and the Litigation Trust Agreement, one or more Disbursing Agents shall make all distributions under the Plan to the appropriate holders of Allowed Claims in accordance with the terms of the Plan.

6.2. Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents shall be deemed closed for purposes of determining whether a holder of such a Claim or Interest is a record holder entitled to distributions under the Plan, and there shall be no further changes in the record holders or the permitted designees of any such Claims or Interests. The Debtors, the Reorganized Debtors, or the Litigation Trust Oversight Committee, as applicable, shall have no obligation to recognize any transfer or designation of such Claims or Interests occurring after the close of business on the Distribution Record Date. In addition, with respect to payment of any Cure Amounts or assumption disputes, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease as of the close of business on the Distribution Record Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.

6.3. Date of Distributions.

Except as otherwise provided in the Plan and in the Litigation Trust Agreement, any distributions and deliveries to be made under the Plan shall be made on the Effective Date or as otherwise determined in accordance with the Plan, including, without limitation, the treatment provisions of Article IV of the Plan, or as soon as practicable thereafter; provided, that the Litigation Trust Oversight Committee shall from time to time determine distribution dates of Litigation Trust Assets as and when they determine to be appropriate.

6.4. Disbursing Agent.

All distributions under this Plan shall be made by the Disbursing Agent on and after the Effective Date as provided herein. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties. The Reorganized Debtors shall use all commercially reasonable efforts to provide the Disbursing Agent (if other than the Reorganized Debtors) with the amounts of Claims and the identities and addresses of holders of Claims, in each case, as set forth in the Debtors’ or the Reorganized Debtors’ books and records. The Reorganized Debtors shall cooperate in good faith with the applicable Disbursing Agent (if other than the Reorganized Debtors) to comply with the reporting and withholding requirements outlined in Section 6.19 of the Plan.

6.5. Rights and Powers of Disbursing Agent.

(a) From and after the Effective Date, the Disbursing Agent, solely in its capacity as Disbursing Agent, shall be exculpated by all Entities, including, without limitation, holders of Claims against and Interests in the Debtors and other parties in interest, from any and all Claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent. No holder of a Claim or Interest or other party in interest shall have or pursue any claim or Cause of Action against the Disbursing Agent, solely in its capacity as Disbursing Agent, for making distributions in accordance with the Plan or for implementing provisions of the Plan, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent.

(b) A Disbursing Agent shall be empowered to (i) effect all reasonable actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder; (ii) make all distributions contemplated hereby; and (iii) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

6.6. Expenses of Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court, any reasonable and documented fees and expenses incurred by the Disbursing Agent acting in such capacity (including reasonable documented attorneys’ and other professional fees and expenses) on or after the Effective Date shall be paid in Cash.

6.7. No Postpetition Interest on Claims.

Except as otherwise provided in the Plan, the Confirmation Order, the DIP Order, or another order of the Bankruptcy Court or required by the Bankruptcy Code (including postpetition interest in accordance with sections 506(b) and 726(a)(5) of the Bankruptcy Code), interest shall not accrue or be paid on any Claims on or after the Commencement Date; provided, that if interest is payable pursuant to the preceding sentence, interest shall accrue at the federal judgment rate pursuant to 28 U.S.C. § 1961 on a non-compounded basis from the date the obligation underlying the Claim becomes due and is not timely paid through the date of payment.

6.8. Delivery of Distributions.

(a) Subject to Bankruptcy Rule 9010, all distributions to any holder or permitted designee, as applicable, of an Allowed Claim or Interest shall be made to a Disbursing Agent, who shall transmit such distribution to the applicable holders or permitted designees of Allowed Claims or Interests on behalf of the Debtors. In the event that any distribution to any holder or permitted designee is returned as undeliverable, no further distributions shall be made to such holder or such permitted designee unless and until such Disbursing Agent is notified in writing of such holder’s or permitted designee’s, as applicable, then-current address, at which time all currently-due, missed distributions shall be made to such holder as soon as reasonably practicable thereafter without interest. Nothing herein shall require the Disbursing Agent to attempt to locate holders or permitted designees, as applicable, of undeliverable distributions and, if located, assist such holders or permitted designees, as applicable, in complying with Section 6.19 of the Plan.

(b) Notwithstanding the foregoing, all distributions of Cash on account of First Lien Claims or Second Lien Claims, if any, shall be deposited with the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent, as applicable, for distribution to holders of First Lien Claims or Second Lien Claims in accordance with the terms of the Prepetition Credit Agreement, the Prepetition Second Lien Credit Agreement and the Prepetition Intercreditor Agreement. All distributions other than of Cash on account of First Lien Claims or Second Lien Claims, if any, may, with the consent of the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent, be made by the Disbursing Agent directly to holders of First Lien Claims and Second Lien Claims in accordance with the terms of the Plan, the Prepetition First Lien Credit Agreement, the Prepetition Second Lien Credit Agreement and the Prepetition Intercreditor Agreement. To the extent the Prepetition First Lien Administrative Agent or the Prepetition Second Lien Administrative Agent effectuates, or is requested to effectuate, any distributions hereunder, the Prepetition First Lien Administrative Agent and the Prepetition Second Lien Administrative Agent shall be deemed a “Disbursing Agent” for purposes of the Plan.

6.9. Distributions after Effective Date.

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

6.10. Unclaimed Property.

Undeliverable distributions or unclaimed distributions shall remain in the possession of the Debtors or the Litigation Trust, as applicable, until such time as a distribution becomes deliverable or holder accepts distribution, or such distribution reverts back to the Debtors, Reorganized Debtors, or Litigation Trust, as applicable, and shall not be supplemented with any interest, dividends, or other accruals of any kind. Such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of three hundred and sixty-five (365) days from the date of distribution. After such date all unclaimed property or interest in property shall revert to the Reorganized Debtors or Litigation Trust, as applicable, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

6.11. Time Bar to Cash Payments.

Checks issued by the Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within one hundred and twenty (120) days after the date of issuance thereof. Thereafter, the amount represented by such voided check shall irrevocably revert to the Reorganized Debtors or the Litigation Trust, as applicable, and any Claim in respect of such voided check shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Requests for re-issuance of any check shall be made to the Disbursing Agent or Litigation Trust Oversight Committee, as applicable, by the holder of the Allowed Claim to whom such check was originally issued.

6.12. Manner of Payment under Plan.

Except as otherwise specifically provided in the Plan, at the option of the Debtors, the Reorganized Debtors, or Litigation Trust Oversight Committee, as applicable, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

6.13. Satisfaction of Claims.

Except as otherwise specifically provided in the Plan, any distributions and deliveries to be made on account of Allowed Claims under the Plan shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims.

6.14. Fractional Stock and Notes.

If any distributions of New Equity Interests pursuant to the Plan would result in the issuance of a fractional share of New Equity Interests, then the number of shares of New Equity Interests to be issued in respect of such distribution will be calculated to one decimal place and rounded up or down to the closest whole share (with a half share or greater rounded up and less than a half share rounded down). The total number of shares of New Equity Interests to be distributed in connection with the Plan shall be adjusted as necessary to account for the rounding provided for in this Section 6.14. No consideration shall be provided in lieu of fractional shares that are rounded down. Neither the Reorganized Debtors, nor the Disbursing Agent shall have any obligation to make a distribution that is less than one (1) share of New Equity Interests.

6.15. Minimum Cash Distributions.

The Disbursing Agent shall not be required to make any distribution of Cash less than One Hundred Dollars ($100) to any holder of an Allowed Claim; provided, that if any distribution is not made pursuant to this Section 6.15, such distribution shall be added to any subsequent distribution to be made on behalf of the holder’s Allowed Claim.

6.16. Setoffs and Recoupments.

The Debtors or the Reorganized Debtors, as applicable, or such entity’s designee (including, without limitation, the Disbursing Agent) may, but shall not be required to, set off or recoup against any Claim, and any distribution to be made on account of such Claim, any and all claims, rights, and Causes of Action of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by a Debtor or Reorganized Debtor or its successor of any claims, rights, or Causes of Action that a Debtor or Reorganized Debtor or its successor or assign may possess against the holder of such Claim.

6.17. Allocation of Distributions between Principal and Interest.

Except as otherwise required by law (as reasonably determined by the Reorganized Debtors), distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for United States federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

6.18. No Distribution in Excess of Amount of Allowed Claim.

Except as provided in Section 6.7 of the Plan, no holder of an Allowed Claim shall receive, on account of such Allowed Claim, distributions in excess of the Allowed amount of such Claim.

6.19. Withholding and Reporting Requirements.

(a) Withholding Rights. In connection with the Plan, any party issuing any instrument or making any distribution described in the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions pursuant to the Plan and all related agreements shall be subject to any such withholding or reporting requirements. In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and either (i) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax), or (ii) pay the withholding tax using its own funds and retain such withheld property. Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. Notwithstanding the foregoing, each holder of an Allowed Claim or any other Entity that receives a distribution pursuant to the Plan shall have responsibility for any taxes imposed by any governmental unit, including, without limitation, income, withholding, and other taxes, on account of such distribution. Any party issuing any instrument or making any distribution pursuant to the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

(b) Forms. Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the Disbursing Agent or such other Entity designated by the Reorganized Debtors or Litigation Trust, as applicable (which Entity shall subsequently deliver to the Disbursing Agent any applicable IRS Form W-8 or Form W-9 received) an appropriate Form W-9 or (if the payee is a foreign Entity) Form W-8. If such request is made by the Reorganized Debtors, the Disbursing Agent, or such other Entity designated by the Reorganized Debtors or Disbursing Agent and the holder fails to comply before the earlier of (i) the date that is one hundred and eighty (180) days after the request is made and (ii) the date that is one hundred and eighty (180) days after the date of distribution, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

6.20. Hart-Scott-Rodino Antitrust Improvements Act.

Any New Equity Interests to be distributed under the Plan to an Entity required as a result of such distribution to file a premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, to the extent applicable, shall not be distributed until the notification and waiting periods applicable under such Act to such Entity have expired or been terminated.

ARTICLE VII  PROCEDURES FOR DISPUTED CLAIMS.

7.1. Objections to Claims.

The Debtors, the Reorganized Debtors, or the Litigation Trust, as applicable, shall exclusively be entitled to object to Claims. After the Effective Date, the Reorganized Debtors or the Litigation Trust Oversight Committee, as applicable, shall have and retain any and all rights and defenses that the Debtors had with regard to any Claim to which they may object, except with respect to any Claim that is Allowed. Any objections to proofs of Claim shall be served and filed on or before the later of (a) one-hundred and eighty (180) days after the Effective Date, and (b) on such later date as may be fixed by the Bankruptcy Court, after notice and a hearing, upon a motion by the Reorganized Debtors that is filed before the date that is one-hundred and eighty (180) days after the Effective Date. The expiration of such period shall not limit or affect the Debtors’ or the Reorganized Debtors’ rights to dispute Claims asserted in the ordinary course of business other than through a proof of Claim.

7.2. Resolution of Disputed Claims.

On and after the Effective Date, (a) the Debtors or the Reorganized Debtors, as applicable, shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Claims (other than General Unsecured Claims) without approval of the Bankruptcy Court, other than with respect to Fee Claims; and (b) upon the creation of the Litigation Trust, the Litigation Trust Oversight Committee shall have the exclusive authority to compromise, settle, otherwise resolve, or withdraw any objections to General Unsecured Claims without approval of the Bankruptcy Court. The Debtors or the Reorganized Debtors, as applicable, and the Litigation Trust Oversight Committee shall cooperate with respect to any objections to Claims that seek to convert Claims into General Unsecured Claims or General Unsecured Claims into other Claims. The rights and defenses of the Debtors, the Reorganized Debtors or the Litigation Trust, as applicable, to any such objections are fully preserved.

7.3. Payments and Distributions with Respect to Disputed Claims.

Notwithstanding anything herein to the contrary, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

7.4. Distributions after Allowance.

After such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the holder thereof shall be entitled to distributions, if any, to which such holder is then entitled as provided in this Plan, without interest, as provided in Section 7.9 of the Plan. Such distributions shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim (or portion thereof) becomes a Final Order.

7.5. Disallowance of Claims.

Except to the extent otherwise agreed to by the Debtors, the Reorganized Debtors, or the Litigation Trust Oversight Committee, as applicable, or as provided in Section .2(b) of the Plan, any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, as determined by a Final Order, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Final Order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors, the Reorganized Debtors, or the Litigation Trust Oversight Committee, as applicable.

7.6. Estimation of Claims.

The Debtors, the Reorganized Debtors, or the Litigation Trust Oversight Committee, as applicable, may (a) determine, resolve and otherwise adjudicate all contingent, unliquidated, and Disputed Claims in the Bankruptcy Court and (b) at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors, the Reorganized Debtors, or the Litigation Trust Oversight Committee, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim; provided, that such limitation shall not apply to Claims requested by the Debtors to be estimated for voting purposes only.

7.7. No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

7.8. Claim Resolution Procedures Cumulative.

All of the objection, estimation, and resolution procedures in the Plan are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Plan without further notice or Bankruptcy Court approval.

7.9. Interest.

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest that accrued thereon from and after the Effective Date, except as provided in Section 6.7 of the Plan.

7.10. Insured Claims.

If any portion of an Allowed Claim is an Insured Claim, no distributions under the Plan shall be made on account of such Allowed Claim until the holder of such Allowed Claim has exhausted all remedies with respect to any applicable insurance policies. To the extent that the Debtors’ insurers agree to satisfy a Claim in whole or in part, then immediately upon such agreement, the portion of such Claim so satisfied may be expunged without an objection to such Claim having to be filed and without any further notice to or action, order or approval of the Court.

ARTICLE VIII  EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

8.1. General Treatment.

(a) As of and subject to the occurrence of the Effective Date, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed rejected, unless such contract or lease (i) was previously assumed or rejected by the Debtors pursuant to an order of the Bankruptcy Court; (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto; (iii) is the subject of a motion to assume filed by the Debtors on or before the Confirmation Date; (iv) is identified in section 5.7(a) of the Plan; (v) is identified in section 8.4 of the Plan; or (vi) is identified for assumption on the Assumption Schedule included in the Plan Supplement.

(b) Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions, assumptions and assignments, or rejections provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code and a determination by the Bankruptcy Court that the Reorganized Debtors or the Successful Bidder, as applicable, have provided adequate assurance of future performance under such assumed executory contracts and unexpired leases. Each executory contract and unexpired lease assumed or assumed and assigned pursuant to the Plan shall vest in and be fully enforceable by the Reorganized Debtors or the Successful Bidder, as applicable, in accordance with its terms, except as modified by the provision of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

8.2. Determination of Assumption Disputes and Deemed Consent.

(a) Any Cure Amount shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Amount, as reflected in the applicable cure notice, in Cash on the Effective Date, subject to the limitations described below, or on such other terms as the parties to such executory contracts or unexpired leases and the Debtors may otherwise agree.

(b) The Debtors shall file, as part of the Plan Supplement, the Assumption Schedule. The Debtors shall serve a notice on parties to executory contracts or unexpired leases to be assumed or assumed and assigned reflecting the Debtors’ intention to assume or assume and assign the contract or lease in connection with this Plan and, where applicable, setting forth the proposed Cure Amount (if any), in accordance with the Disclosure Statement Order. Any objection by a counterparty to an executory contract or unexpired lease to the proposed assumption, assumption and assignment, or related Cure Amount must be filed and served in accordance with the Disclosure Statement Order. Any counterparty to an executory contract or unexpired lease that does not timely object to the notice of the proposed assumption of such executory contract or unexpired lease shall be deemed to have assented to assumption of the applicable executory contract or unexpired lease notwithstanding any provision thereof that purports to (i) prohibit, restrict, or condition the transfer or assignment of such contract or lease; (ii) terminate or modify, or permit the termination or modification of, a contract or lease as a result of any direct or indirect transfer or assignment of the rights of any Debtor under such contract or lease or a change, if any, in the ownership or control to the extent contemplated by the Plan; (iii) increase, accelerate, or otherwise alter any obligations or liabilities of any Debtor or any Reorganized Debtor under such executory contract or unexpired lease; or (iv) create or impose a Lien upon any property or Asset of any Debtor or any Reorganized Debtor, as applicable. Each such provision shall be deemed to not apply to the assumption of such executory contract or unexpired lease pursuant to the Plan and counterparties to assumed executory contracts or unexpired leases that fail to object to the proposed assumption in accordance with the terms set forth in this Section 8.2(b), shall forever be barred and enjoined from objecting to the proposed assumption or to the validity of such assumption (including with respect to any Cure Amounts or the provision of adequate assurance of future performance), or taking actions prohibited by the foregoing or the Bankruptcy Code on account of transactions contemplated by the Plan.

(c) If there is an Assumption Dispute pertaining to assumption of an executory contract or unexpired lease (other than a dispute pertaining to a Cure Amount), such dispute shall be heard by the Bankruptcy Court prior to such assumption being effective, provided, that the Debtors or the Reorganized Debtors, as applicable, may settle any dispute regarding the Cure Amount or the nature thereof without any further notice to any party or any action, order, or approval of the Bankruptcy Court.

(d) To the extent an Assumption Dispute relates solely to the Cure Amount, the Debtors may assume and/or assume and assign the applicable executory contract or unexpired lease prior to the resolution of such Assumption Dispute; provided, that the Debtors or the Reorganized Debtors reserve Cash in an amount sufficient to pay the full amount reasonably asserted as the required cure payment by the non-Debtor party to such executory contract or unexpired lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court or otherwise agreed to by such non-Debtor party and the applicable Reorganized Debtor).

(e) Assumption or assumption and assignment of any executory contract or unexpired lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims against any Debtor or defaults by any Debtor, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time before the date that the Debtors assume or assume and assign such executory contract or unexpired lease. Any proofs of Claim filed with respect to an executory contract or unexpired lease that has been assumed or assumed and assigned shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, upon the assumption of such executory contract or unexpired lease.

8.3. Rejection Damages Claims.

In the event that the rejection of an executory contract or unexpired lease hereunder results in damages to the other party or parties to such executory contract or unexpired lease, any Claim for such damages shall be classified and treated in Class 5 (General Unsecured Claims). Such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, or the Litigation Trust, as applicable, or their respective Estates, properties or interests in property as agents, successors, or assigns, unless a proof of Claim is filed with the Bankruptcy Court and served upon counsel for the Debtors or the Reorganized Debtors, as applicable, no later than forty-five (45) days after the filing and service of the notice of the occurrence of the Effective Date.

8.4. Insurance Policies.

Notwithstanding anything to the contrary in the Definitive Documents, the Plan, the Plan Supplement, any bar date notice or claim objection, and any other document related to any of the foregoing, all insurance policies pursuant to which the Debtors have any obligations in effect as of the Effective Date shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the Debtors or the Reorganized Debtors, as applicable, and shall continue in full force and effect thereafter in accordance with their respective terms. All other insurance policies shall vest in the Reorganized Debtors.

8.5. Intellectual Property Licenses and Agreements.

Notwithstanding anything to the contrary in the Definitive Documents, the Plan, the Plan Supplement, any bar date notice or claim objection, and any other document related to any of the foregoing, all intellectual property contracts, licenses, royalties, or other similar agreements to which the Debtors have any rights or obligations in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and shall, with the consent of the Requisite First Lien Lenders (which consent shall not be unreasonably withheld), be assumed by the Debtors and Reorganized Debtors and shall continue in full force and effect unless any such intellectual property contract, license, royalty, or other similar agreement otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion filed by the Debtors in accordance with Section 8.1 of the Plan. Unless otherwise noted hereunder, all other intellectual property contracts, licenses, royalties, or other similar agreements shall vest in the Reorganized Debtors and the Reorganized Debtors may take all actions as may be necessary or appropriate to ensure such vesting as contemplated herein.

8.6. Tax Agreements.

Notwithstanding anything to the contrary in the Definitive Documents, the Plan, the Plan Supplement, any bar date notice or claim objection, and any other document related to any of the foregoing, any tax sharing agreements to which the Debtors are a party (of which the principal purpose is the allocation of taxes) in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and, to the extent the Debtors determine, with the consent of the Requisite First Lien Lenders (which consent shall not be unreasonably withheld), that such agreements are beneficial to the Debtors, shall be assumed by the Debtors and Reorganized Debtors and shall continue in full force and effect thereafter in accordance with their respective terms, unless any such tax sharing agreement (of which the principal purpose is the allocation of taxes) otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion filed by the Debtors in accordance with Section 8.1 of the Plan. Unless otherwise noted hereunder, all other tax sharing agreements to which the Debtors are a party (of which the principal purpose is the allocation of taxes) shall vest in the Reorganized Debtors and the Reorganized Debtors may take all actions as may be necessary or appropriate to ensure such vesting as contemplated herein.

8.7. Assignment.

To the extent provided under the Bankruptcy Code or other applicable law, any executory contract or unexpired lease transferred and assigned hereunder shall remain in full force and effect for the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such executory contract or unexpired lease (including those of the type set forth in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts, or conditions such transfer or assignment. To the extent provided under the Bankruptcy Code or other applicable law, any provision that prohibits, restricts, or conditions the assignment or transfer of any such executory contract or unexpired lease or that terminates or modifies such executory contract or unexpired lease or allows the counterparty to such executory contract or unexpired lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment, constitutes an unenforceable anti-assignment provision and is void and of no force or effect with respect to any assignment pursuant to the Plan.

8.8. Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided herein or by separate order of the Bankruptcy Court, each executory contract and unexpired lease that is assumed shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is listed in the notice of assumed contracts.

8.9. Reservation of Rights.

(a) The Debtors, with the consent of the Requisite First Lien Lenders, which consent may not be unreasonably withheld, may amend the Assumption Schedule and any cure notice until the Business Day immediately prior to the commencement of the Confirmation Hearing in order to (i) add, delete, or reclassify any executory contract or unexpired lease or amend a proposed assignment and/or (ii) amend the proposed Cure Amount; provided, that if the Confirmation Hearing is adjourned for a period of more than two (2) consecutive calendar days, the Debtors’ right to amend such schedules and notices shall be extended to the Business Day immediately prior to the adjourned date of the Confirmation Hearing, with such extension applying in the case of any and all subsequent adjournments of the Confirmation Hearing. The Debtors shall provide notice of such amendment to any affected counterparty as soon as reasonably practicable.

(b) Neither the exclusion nor inclusion of any contract or lease by the Debtors on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an executory contract or unexpired lease or that the Debtors, the Reorganized Debtors or their respective Affiliates have any liability thereunder.

(c) Except as otherwise provided in the Plan, nothing herein shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Causes of Action, or other rights of the Debtors and the Reorganized Debtors under any executory or non-executory contract or any unexpired or expired lease.

(d) Nothing in the Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors, as applicable, under any executory or non-executory contract or any unexpired or expired lease.

ARTICLE IX  CONDITIONS PRECEDENT TO CONFIRMATION OF PLAN AND EFFECTIVE DATE.

9.1. Conditions Precedent to Confirmation of Plan.

The following are conditions precedent to entry of the Confirmation Order:

(a) the Disclosure Statement Order shall have been entered and shall be in full force and effect and no stay thereof shall be in effect;

(b) the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed;

(c) the RSA shall not have been terminated and shall be in full force and effect; and

(d) the DIP Order and the DIP Documents shall be in full force and effect in accordance with the terms thereof, and no event of default shall have occurred and be continuing thereunder.

9.2. Conditions Precedent to Effective Date.

(a) The following are conditions precedent to the Effective Date of the Plan:

(i) the Confirmation Order shall have been entered and shall be in full force and effect and no stay thereof shall be in effect;

(ii) no event of default under the DIP Documents shall have occurred or be continuing and an acceleration of the obligations or termination of the DIP Lenders’ commitments under the DIP Documents shall not have occurred;

(iii) all actions, documents, and agreements necessary to implement and consummate the Plan shall have been effected or executed and binding on all parties thereto and, to the extent required, filed with the applicable governmental units in accordance with applicable laws;

(iv) all applicable governmental, regulatory and/or third-party approvals and consents, including FCC Approval, approval of State PUCs, and Bankruptcy Court approval, necessary in connection with the transactions contemplated by the Plan shall have been obtained (including approval of the FCC Applications), not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on such transactions;

(v) the RSA shall not have been terminated and shall be in full force and effect, and no notice shall have been delivered in accordance with the RSA that, upon expiration of a cure period, would give rise to a Lender Termination Event (as defined in the RSA;

(vi) all accrued and unpaid Restructuring Expenses shall have been paid in Cash to the extent invoiced at least two (2) business days prior to the Effective Date (or such shorter period as the Debtors may agree); and

(vii) the Global Settlement shall have been approved without material modification (unless the modification is consented to by the Debtors, the Requisite First Lien Lenders and the Creditors’ Committee).

(viii) the Amended Organizational Documents shall have been filed with the appropriate governmental authority, as applicable;

(ix) the Special Warrant Agreement shall have been executed and delivered, and any conditions precedent to effectiveness contained therein have been satisfied or waived in accordance therewith; and

(x) the New First Lien Credit Documents and the New Exit Facility Credit Documents, shall (i) have been (or deemed) executed and delivered, and any conditions precedent to effectiveness contained therein have been satisfied or waived in accordance therewith, (ii) be in full force and effect and binding upon the relevant parties; and (iii) contain terms and conditions consistent in all material respects with the RSA.

(b) Notwithstanding when a condition precedent to the Effective Date occurs, for purposes of the Plan, such condition precedent shall be deemed to have occurred simultaneously upon the occurrence of the applicable conditions precedent to the Effective Date; provided, that to the extent a condition precedent (a “Prerequisite Condition”) may be required to occur prior to another condition precedent (a “Subsequent Condition”) then, for purposes of the Plan, the Prerequisite Condition shall be deemed to have occurred immediately prior to a Subsequent Condition regardless of when such Prerequisite Condition or Subsequent Condition shall have occurred.

9.3. Waiver of Conditions Precedent.

(a) Except as otherwise provided herein, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action. Each of the conditions precedent in Section 9.1 and Section 9.2 of the Plan may be waived in writing by the Debtors with the prior written consent of (i) the Requisite First Lien Lenders, which consent shall not be unreasonably withheld (and, solely with respect to the condition set forth in Section 9.1(d) and 9.2(a)(ii) of the Plan, with the consent of the DIP Agent, such consent not to be unreasonably withheld) without leave of or order of the Bankruptcy Court, and (ii) the Creditors’ Committee, with respect to Section 9.2(a)(vii) of the Plan, which consent shall not be unreasonably withheld. If the Plan is confirmed for fewer than all of the Debtors as provided for in Section 5.16 of the Plan, only the conditions applicable to the Debtor or Debtors for which the Plan is confirmed must be satisfied or waived for the Effective Date to occur as to such Debtors.

(b) The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

9.4. Effect of Failure of a Condition.

If the conditions listed in Section 19.2 of the Plan are not satisfied or waived in accordance with Section 9.2(c)(i) of the Plan on or before the first Business Day that is more than sixty (60) days after the date on which the Confirmation Order is entered or by such later date as set forth by the Debtors in a notice filed with the Bankruptcy Court prior to the expiration of such period, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall (a) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (b) prejudice in any manner the rights of any Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, the Requisite First Lien Lenders, or any other Entity.

ARTICLE X  EFFECT OF CONFIRMATION OF PLAN.

10.1. Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all remaining property of the Debtors’ Estates shall vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as provided pursuant to the Plan, the Confirmation Order, the Litigation Trust Agreement, the New First Lien Credit Documents, or the New Exit Facility Credit Documents. On and after the Effective Date, the Reorganized Debtors may take any action, including, without limitation, the operation of its businesses; the use, acquisition, sale, lease and disposition of property; and the entry into transactions, agreements, understandings, or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents, and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as expressly provided herein. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

10.2. Binding Effect.

As of the Effective Date, the Plan shall bind all holders of Claims against and Interests in the Debtors and their respective successors and assigns, notwithstanding whether any such holders (a) were Impaired or Unimpaired under the Plan; (b) were deemed to accept or reject the Plan; (c) failed to vote to accept or reject the Plan; (d) voted to reject the Plan; or (e) received any distribution under the Plan.

10.3. Discharge of Claims and Termination of Interests.

Upon the Effective Date, and in consideration of the distributions to be made hereunder, except as otherwise expressly provided under the Plan, each holder (as well as any representatives, trustees, or agents on behalf of each holder) of a Claim or Interest and any Affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interest, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such Entities shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in the Debtors against the Debtors, the Reorganized Debtors, or any of their Assets or property, whether or not such holder has filed a proof of Claim and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

10.4. Term of Injunctions or Stays.

Unless otherwise provided under the Plan, the Confirmation Order, or in a Final Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

10.5. Injunction.

(a) Upon entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and Affiliates, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan in relation to any Claim or Interest extinguished, discharged, or released pursuant to the Plan.

(b) Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court or as agreed to by the Debtors and a holder of a Claim against or Interest in the Debtors, all Entities who have held, hold, or may hold Claims against or Interests in the Debtors (whether proof of such Claims or Interests has been filed or not and whether or not such Entities vote in favor of, against or abstain from voting on the Plan or are presumed to have accepted or deemed to have rejected the Plan) and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and Affiliates are permanently enjoined, on and after the Effective Date, solely with respect to any Claims, Interests, and Causes of Action that will be or are extinguished, discharged, or released pursuant to the Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Reorganized Debtors, or the Litigation Trust, or the property of any of the Debtors, the Reorganized Debtors, or the Litigation Trust; (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Debtors, the Reorganized Debtors, or the Litigation Trust, or the property of any of the Debtors, the Reorganized Debtors, or the Litigation Trust; (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Reorganized Debtors, or the Litigation Trust, or the property of any of the Debtors, the Reorganized Debtors, or the Litigation Trust; (iv) asserting any right of setoff, directly or indirectly, against any obligation due from the Debtors, the Reorganized Debtors, or the Litigation Trust, or against property or interests in property of any of the Debtors, the Reorganized Debtors, or the Litigation Trust, except as contemplated or Allowed by the Plan; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan.

(c) Each holder of an Allowed Claim or Interest extinguished, discharged, or released pursuant to the Plan will be deemed to have affirmatively and specifically consented to be bound by the Plan, including, without limitation, the injunctions set forth in this Section 10.5.

(d) The injunctions in this Section 10.5 shall extend to any successors of the Debtors, the Reorganized Debtors, and the Litigation Trust, and their respective property and interests in property.

10.6. Releases.

(a) Estate Releases.

As of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Definitive Documents, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the restructuring, and except as otherwise provided in the Plan or in the Confirmation Order, the Released Parties will be deemed expressly, conclusively, absolutely, unconditionally, irrevocably and forever released and discharged, to the maximum extent permitted by law, by the Debtors and their Estates, the Reorganized Debtors, and the Litigation Trust, from any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, remedies, losses, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, or the Reorganized Debtors, as applicable, the Litigation Trust, or the Estates, or their respective successors, predecessors, assigns, and representatives and any and all other Persons or Entities that may purport to assert any Cause of Action derivatively, by or through the foregoing, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, contract, tort, by statute, violations of federal or state securities law, or otherwise, that the Debtors or the Reorganized Debtors (as applicable), the Litigation Trust, or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising prior to the Effective Date from, in whole or in part, the Debtors, the Chapter 11 Cases, the pre- and postpetition marketing and sale process, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the Prepetition First Lien Credit Documents, the Prepetition Super Senior Credit Documents, the Forbearance Agreement (as defined in the RSA), the DIP Documents, the business or contractual arrangements between any of the Debtors and any Released Party, the restructuring, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Disclosure Statement, the RSA, and the Plan (including, for the avoidance of doubt, the Plan Supplement) and related agreements, instruments, and other documents (including the Definitive Documents), and the negotiation, formulation, or preparation of any documents or transactions in connection with any of the foregoing, the solicitation of votes with respect to the Plan, the pursuit of the confirmation and consummation of the Plan, or any other act or omission, in all cases based upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided, that nothing in this Section 10.6(a) shall be construed to release the Released Parties from gross negligence, willful misconduct, or fraud as determined by a Final Order; provided, further, that nothing in this Section 10.6(a) shall be construed to release the obligations of Vector SPV (as defined in the Prepetition First Lien Credit Agreement) arising under the Vector Subordinated Note (as defined in the Prepetition First Lien Credit Agreement). The Debtors, the Reorganized Debtors and their Estates, and the Litigation Trust, or their respective successors, predecessors, assigns, and representatives and any and all other Persons or Entities that may purport to assert any Cause of Action derivatively, by or through the foregoing, shall be permanently enjoined from prosecuting any of the foregoing Claims or Causes of Action released under this Section 10.6(a) against each of the Released Parties. Notwithstanding anything to the contrary in the foregoing or in this Plan, the releases set forth above do not release any post-Effective Date obligations of any Entity under the Plan, the Confirmation Order, the Litigation Trust Agreement, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

(b) Consensual Releases by Holders of Impaired Claims.

As of the Effective Date, except (i) for the right to enforce the Plan or any right or obligation arising under the Definitive Documents that remains in effect or becomes effective after the Effective Date or (ii) as otherwise expressly provided in the Plan or in the Confirmation Order, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, including the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, the Released Parties shall be deemed expressly, conclusively, absolutely, unconditionally, irrevocably and forever, released, and discharged by:

(i) the holders of Impaired Claims who voted to accept the Plan;

(ii) the Consenting First Lien Lenders;

(iii) the Creditors’ Committee and each of its members in their capacity as such; and

(iv) with respect to any Entity in the foregoing clauses (i) through (iii), such Entity’s (x) predecessors, successors and assigns, (y) subsidiaries, Affiliates, managed accounts or funds, managed or controlled by such Entity and (z) all Persons entitled to assert Claims through or on behalf of such Entities with respect to the matters for which the releasing entities are providing releases.

in each case, from any and all Claims, Interests, or Causes of Action whatsoever, including any derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, contract, tort, by statute, violation of federal or state securities law, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on, relating to, or arising prior to the Effective Date from, in whole or in part, the Debtors, the restructuring, the Chapter 11 Cases, the pre- and postpetition marketing and sale process, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the Prepetition First Lien Credit Documents, the Prepetition Super Senior Credit Documents, the Forbearance Agreement (as defined in the RSA), the DIP Documents, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, preparation, or consummation of the Plan (including the Plan Supplement), the RSA, the Definitive Documents, or any related agreements, instruments, or other documents, the solicitation of votes with respect to the Plan, the pursuit of the confirmation and consummation of the Plan, in all cases based upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided, that nothing in this Section 10.6(b) shall be construed to release the Released Parties from gross negligence, willful misconduct, or fraud as determined by a Final Order. The Persons and Entities in (i) through (iv) of this Section 10.6(b) shall be permanently enjoined from prosecuting any of the foregoing Claims or Causes of Action released under this Section 10.6(b) against each of the Released Parties. Notwithstanding anything to the contrary in the foregoing or in this Plan, the releases set forth above do not release any post-Effective Date obligations of any Entity under the Plan, the Confirmation Order, the Litigation Trust Agreement, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

10.7. Exculpation.

To the maximum extent permitted by applicable law and without affecting or limiting either the estate release set forth in Section 10.5 or the consensual releases by holders of Impaired Claims set forth in Section 10.6, and notwithstanding anything herein to the contrary, no Exculpated Party will have or incur, and each Exculpated Party is hereby released and exculpated from, any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, remedy, loss, and liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases, the postpetition marketing and sale process, the postpetition purchase, sale, or rescission of the purchase or sale of any security of the Debtors; the negotiation and pursuit of the Disclosure Statement, the RSA, the Reorganization Transaction, the Plan, the solicitation of votes for, or confirmation of, the Plan or the Litigation Trust Agreement; the funding or consummation of the Plan; the occurrence of the Effective Date; the administration of the Plan or the property to be distributed under the Plan, including but not limited to the issuance and distribution of the Litigation Trust Interests; the issuance of Securities under or in connection with the Plan; or the transactions in furtherance of any of the foregoing; provided, that nothing in this Section 10.7 shall be construed to release or exculpate an Exculpated Party from gross negligence, willful misconduct, or fraud as determined by a Final Order; provided, further, that nothing in this Section 10.7 shall be construed to release the obligations of Vector SPV (as defined in the Prepetition First Lien Credit Agreement) arising under the Vector Subordinated Note (as defined in the Prepetition First Lien Credit Agreement). Each Exculpated Party has, and upon consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the restructuring of Claims and Interests in the Chapter 11 Cases and in connection with the Reorganization Transaction, the negotiation, formulation, or preparation of the agreements, instruments, or other documents pursuant to the Plan, and the solicitation and distribution of the Plan and, therefore, is not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

10.8. Limitations on Executable Assets with Respect to Certain Causes of Action.

Any recovery by or on behalf of the Litigation Trust (and the beneficiaries thereof) on account of any Litigation Trust Causes of Action or the Reorganized Debtors on account of any Causes of Action against any Independent Director, solely in his capacity as a director of the Debtors prior to the Effective Date, including in each case by way of settlement or judgment, shall be limited to the Debtors’ available D&O Policies’ combined limits, after payment from such D&O Policies of any and all covered costs and expenses incurred by the covered parties in connection with the defense of any such Causes of Action (the “D&O Insurance Coverage”). No party, including the Litigation Trust or the Reorganized Debtors, shall execute, garnish or otherwise attempt to collect on any settlement or judgment upon any assets of the Independent Directors on account of any Litigation Trust Causes of Action or Causes of Action (other than D&O Insurance Coverage to the extent that is an asset of the Independent Directors). In the event D&O Insurance Coverage is denied for any settlement or judgment in the Litigation Trust’s or the Reorganized Debtors’ favor, the Independent Directors shall assign any claims for coverage or other rights of recovery they may have against the D&O Policy insurers to the Litigation Trust or the Reorganized Debtors, as applicable. In agreeing to this, the Independent Directors do not admit liability and can at no point confirm that there is D&O Insurance Coverage for any recovery by or on behalf of the Litigation Trust (and the beneficiaries thereof) on account of any Litigation Trust Causes of Action or the Reorganized Debtors on account of any Causes of Action against any Independent Director.

10.9. SEC Rights and Powers

Notwithstanding any language to the contrary contained in the Plan, Disclosure Statement or the Confirmation Order, no provision of the Plan or the Confirmation Order shall (i) preclude the SEC from enforcing its police or regulatory powers; or (ii) enjoin, limit, impair or delay the SEC from commencing or continuing any claims, causes of action, proceedings or investigations against any non-Debtor person or non-Debtor entity in any forum.

10.10. FCC Rights and Powers

No provision in the Plan or the Confirmation Order relieves the Debtors or the Reorganized Debtors from their obligations to comply with the Communications Act of 1934, as amended, and the rules, regulations and orders promulgated thereunder by the FCC. No transfer of any FCC license or authorization held by Debtors or transfer of control of any Debtor, or transfer of control of a FCC licensee controlled by Debtors shall take place prior to the issuance of FCC regulatory approval for such transfer pursuant to applicable FCC regulations. The FCC’s rights and powers to take any action pursuant to its regulatory authority including, but not limited to, imposing any regulatory conditions on any of the above described transfers, are fully preserved, and nothing herein shall proscribe or constrain the FCC’s exercise of such power or authority.

10.11. Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors (or the Litigation Trust, solely with respect to General Unsecured Claims) reserve the right, with the consent of the Required First Lien Lenders, which consent shall not be unreasonably withheld, to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

10.12. Retention of Causes of Action/Reservation of Rights.

Except as otherwise provided in Sections 10.5, 10.6, and 10.7 of the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, Claims, Causes of Action (including, for the avoidance of doubt, Litigation Trust Causes of Action), rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of their Estates or itself in accordance with any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, any affirmative Causes of Action against parties with a relationship with the Debtors including actions arising under chapter 5 of the Bankruptcy Code. Except as provided in any order entered by the Bankruptcy Court, the Reorganized Debtors or the Litigation Trust Oversight Committee, in connection with the pursuit of Litigation Trust Causes of Action or objection to General Unsecured Claims, shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. Notwithstanding the foregoing, the Debtors and the Reorganized Debtors shall not retain any Claims or Causes of Action released or barred pursuant to the Plan against the Released Parties.

10.13. Solicitation of Plan.

As of and subject to the occurrence of the Confirmation Date: (a) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation; and (b) the Debtors and each of their respective directors, officers, employees, Affiliates, agents, financial advisors, investment bankers, professionals, accountants, and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation shall not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

10.14. Corporate and Limited Liability Company Action.

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (a) those set forth in Sections 5.5 and 5.6 of the Plan; (b) the performance of the RSA; and (c) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date), in each case, in accordance with and subject to the terms hereof. All matters provided for in the Plan involving the corporate, limited liability company or partnership structure of the Debtors or the Reorganized Debtors, and any corporate, limited liability company or partnership action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, directors, managers, limited partners or officers of the Debtors or the Reorganized Debtors. On or (as applicable) before the Effective Date, the authorized officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name and on behalf of the Reorganized Debtors, including, but not limited to: (i) the Amended Organizational Documents; (ii) the New First Lien Credit Agreement; (iii) the New Exit Facility Credit Agreement; (iv) the Litigation Trust Agreement; and (v) any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Section 10.11 shall be effective notwithstanding any requirements under non-bankruptcy law.

ARTICLE XI  RETENTION OF JURISDICTION.

11.1. Retention of Jurisdiction.

On and after the Effective Date, the Bankruptcy Court shall retain non-exclusive jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases for, among other things, the following purposes:

(a) to hear and determine motions and/or applications for the assumption or rejection of executory contracts or unexpired leases, including Assumption Disputes, and the allowance, classification, priority, compromise, estimation, or payment of Claims resulting therefrom;

(b) to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

(c) to ensure that distributions to holders of Allowed Claims are accomplished as provided for in the Plan and Confirmation Order and to adjudicate any and all disputes arising from or relating to distributions under the Plan, including, cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely paid;

(d) to consider the allowance, classification, priority, compromise, estimation, or payment of any Claim;

(e) to resolve disputes concerning Disputed Claims or the administration thereof;

(f) to hear and determine all Fee Claims and Restructuring Expenses;

(g) to hear and resolve any dispute over the application to any Claim of any limit on the allowance of such Claim set forth in sections 502 or 503 of the Bankruptcy Code, other than defenses or limits that are asserted under non-bankruptcy law pursuant to section 502(b)(1) of the Bankruptcy Code;

(h) to enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(i) to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Entity with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(j) to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(k) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Plan Supplement, the Global Settlement, the Litigation Trust Agreement, the Confirmation Order, or any agreement, instrument, or other document governing or relating to any of the foregoing;

(l) to take any action and issue such orders as may be necessary to construe, interpret, enforce, implement, execute, and consummate the Plan;

(m) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(o) to hear, adjudicate, decide, or resolve any and all matters related to Article X of the Plan, including, without limitation, the releases, discharge, exculpations, and injunctions issued thereunder;

(p) to recover all Assets of the Debtors and property of the Debtors’ Estates, wherever located;

(q) to resolve any disputes concerning whether an Entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

(r) to hear and determine any rights, Claims, or Causes of Action held by or accruing to the Reorganized Debtors or the Litigation Trust pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory;

(s) to enter one or more final decrees closing the Chapter 11 Cases; and

(t) to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code.

11.2. Courts of Competent Jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

ARTICLE XII  MISCELLANEOUS PROVISIONS.

12.1. Payment of Statutory Fees.

On the Effective Date and thereafter as may be required, the Reorganized Debtors shall pay all fees incurred pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code, together with interest, if any, pursuant to section 3717 of title 31 of the United States Code with the Chapter 11 Cases, or until such time as a final decree is entered closing the Chapter 11 Cases, a Final Order converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code is entered, or a Final Order dismissing the Chapter 11 Cases is entered.

12.2. Substantial Consummation of the Plan.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.3. Plan Supplement.

The Plan Supplement shall be filed with the Clerk of the Bankruptcy Court. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Documents included in the Plan Supplement will be posted at the website of the Debtors’ notice, claims, and solicitation agent.

12.4. Request for Expedited Determination of Taxes.

The Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Commencement Date through the dissolution of the Debtors.

12.5. Exemption from Certain Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, (a) the issuance, transfer or exchange of any securities, instruments or documents, (b) the creation of any Lien, mortgage, deed of trust, or other security interest, (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan or the reinvesting, transfer, or sale of any real or personal property of the Debtors pursuant to, in implementation of or as contemplated in the Plan (whether to one or more of the Reorganized Debtors or otherwise), (d) the grant of collateral under the New Exit Facility and the New First Lien Credit Facility, and (e) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax, or similar tax.

12.6. Amendments.

(a) Plan Modifications. Subject to the terms of the RSA, (i) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code, and (ii) after entry of the Confirmation Order, the Debtors may, upon order of the Court, amend, modify or supplement the Plan in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, in each case without additional disclosure pursuant to section 1125 of the Bankruptcy Code. In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims or Allowed Interests pursuant to this Plan and subject to the reasonable consent of the Requisite First Lien Lenders (and the Creditors’ Committee, solely as it pertains to the Global Settlement or treatment of General Unsecured Claims), the Debtors may remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes or effects of this Plan, and any holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented.

(b) Other Amendments. Subject to the terms of the RSA, before the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan and the documents contained in the Plan Supplement without further order or approval of the Bankruptcy Court.

12.7. Effectuating Documents and Further Transactions.

Each of the officers, managers, limited partners or members of the Reorganized Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such reasonable actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

12.8. Revocation or Withdrawal of Plan.

Subject to the terms of the RSA, the Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date. If the Plan has been revoked or withdrawn prior to the Effective Date, or if confirmation or the occurrence of the Effective Date does not occur, then: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption of executory contracts or unexpired leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interest in, the Debtors or any other Entity; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission of any sort by the Debtors, any Consenting First Lien Lenders, or any other Entity. This provision shall have no impact on the rights of the Consenting First Lien Lenders or the Debtors, as set forth in the RSA, in respect of any such revocation or withdrawal.

12.9. Dissolution of Statutory Committees.

On the Effective Date, any statutory committee (a “Committee”) formed in these Chapter 11 Cases shall dissolve and, on the Effective Date, each member (including each officer, director, employee, or agent thereof) of such Committee and each professional retained by such Committee shall be released and discharged from all rights, duties, responsibilities, and obligations arising from, or related to, the Debtors, their membership on such Committee, the Plan, or the Chapter 11 Cases, except with respect to any matters concerning any Fee Claims held or asserted by any professional retained by such Committee.

12.10. Severability of Plan Provisions.

If, before the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Reorganized Debtors (as the case may be), and (c) nonseverable and mutually dependent.

12.11. Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule in the Plan Supplement or a Definitive Document provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof; provided, however, that corporate or entity governance matters relating to any Debtors or Reorganized Debtors shall be governed by the laws of the state of incorporation or organization of the applicable Debtors or Reorganized Debtors.

12.12. Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.13. Dates of Actions to Implement the Plan.

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

12.14. Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and Plan Supplement shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the holders of Claims and Interests, the Released Parties, and each of their respective successors and assigns, including, without limitation, the Reorganized Debtors.

12.15. Deemed Acts.

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under the Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party, by virtue of the Plan and the Confirmation Order.

12.16. Successor and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each Entity.

12.17. Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.18. Exhibits to Plan.

All exhibits, schedules, supplements, and appendices to the Plan (including the Plan Supplement) are incorporated into and are a part of the Plan as if set forth in full herein.

12.19. Notices.

All notices, requests, and demands hereunder to be effective shall be in writing (including by electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered as follows:
                     (a) If to the Debtors or the Reorganized Debtors:

Fusion Connect, Inc., 210 Interstate North Parkway, Suite 300, Atlanta, Georgia 30339 Attn: James P. Prenetta, Jr., Executive Vice President and General Counsel Email: JPrenetta@fusionconnect.com

-and-

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn: Gary T. Holtzer
Sunny Singh
Gaby Smith
Telephone: (212) 310-8000
Email: gary.holtzer@weil.com
sunny.singh@weil.com
gaby.smith@weil.com

(b) If to the Consenting First Lien Lenders:

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Attn: Damian S. Schaible Adam L. Shpeen Email: damian.schaible.davispolk.com adam.shpeen@davispolk.com

After the Effective Date, the Debtors have authority to send a notice to Entities providing that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors and/or the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Dated:
September 3, 2019

FUSION CONNECT, INC.
FUSION BCHI ACQUISITION LLC
FUSION NBS ACQUISITION CORP.
FUSION LLC
FUSION MPHC HOLDING CORPORATION
FUSION MPHC GROUP, INC.
FUSION CLOUD COMPANY LLC
FUSION CLOUD SERVICES, LLC
FUSION CB HOLDINGS, INC.
FUSION COMMUNICATIONS, LLC
FUSION TELECOM, LLC
FUSION TEXAS HOLDINGS, INC.
FUSION TELECOM OF KANSAS, LLC
FUSION TELECOM OF OKLAHOMA, LLC
FUSION TELECOM OF MISSOURI, LLC
BIRCAN HOLDINGS, LLC
FUSION MANAGEMENT SERVICES LLC
FUSION PM HOLDINGS, INC.

By: /s/ James P. Prenetta, Jr.________
Name: James P. Prenetta, Jr.
Title: Executive Vice President and
General Counsel

FUSION TELECOM OF TEXAS LTD., L.L.P.

BY: FUSION TEXAS HOLDINGS, INC., AS LIMITED PARTNER

By: /s/ James P. Prenetta, Jr.________
Name: James P. Prenetta, Jr.
Title: Executive Vice President and
General Counsel

Exhibit A

Equity Allocation Mechanism

EQUITY ALLOCATION MECHANISM1

Solely with respect to the Reorganization Transaction, on the Effective Date, the allocation of Plan consideration to holders of Allowed First Lien Claims will include distributing New Equity Interests and Special Warrants pursuant to the terms and conditions set forth herein. This mechanism also provides information regarding when and under what conditions Special Warrants may be exercised for New Equity Interests after the Effective Date.2

A.
GENERAL

1.
Overview.

a.
FCI holds domestic and international Section 214 telecommunications service authority from the FCC and a number of FCI’s wholly-owned operating subsidiaries hold domestic Section 214 authority to provide interstate telecommunications services and to provide international telecommunications services pursuant to FCI’s international Section 214 authority. Fusion Cloud Services, LLC holds FCC-issued common carrier radio station licenses and a private radio station license. FCI’s operating subsidiaries also hold various intrastate telecommunications authorizations issued by state public utility commissions (“State PUCs”). The FCC and certain State PUCs require that entities holding such authorizations obtain prior consent in the event of a material change in the equity ownership of a licensed entity,3 which will be triggered upon the issuance of the New Equity Interests and the cancellation of the Debtors’ existing equity on the Effective Date.

b.
The applications seeking the FCC’s consent to the transfer of control of the Debtors pursuant to the Reorganization Transaction (the “FCC Applications”) require, among other things, the disclosure of any entity that will, directly or indirectly, hold ten percent (10%) or more of the New Equity Interests on the Effective Date (including affiliated entities whose interests must be aggregated under applicable FCC rules). In addition, under FCC procedures, any transfer of control application involving international or domestic 214 authorizations or common carrier radio licenses that discloses a non-U.S. holder will be referred to Team Telecom for a national security review. As discussed more fully below, FCI’s common carrier radio station authorizations are subject to the restrictions on foreign ownership set forth in Section 310(b) of the Communications Act. Under Section 310(b) of the Communications Act and applicable FCC rules, any common carrier licensee that would have non-U.S. ownership exceeding twenty-five percent (25%) of its voting or equity interests must first obtain a declaratory ruling from the FCC approving such non-U.S. ownership. The Debtors understand that non-U.S. holders represent significantly more than twenty-five percent (25%) of the holders of Allowed First Lien Claims. Because it is anticipated that a referral to Team Telecom or the filing of a Petition for Declaratory Ruling would delay the receipt of FCC approval of the FCC Applications, Special Warrants will be issued to enable FCI to emerge from bankruptcy with an ownership structure in which (i) less than twenty-five percent (25%) of the voting and equity interests are held by non-U.S. entities and (ii) only one U.S. entity, Telecom Holdings, LLC (“Telecom Holdings”), will hold ten percent (10%) or more of the New Equity Interests on the Effective Date. The remainder of the New Equity Interests to be issued on the Effective Date will be held by certain holders of Allowed First Lien Claims, none of whom will hold New Equity Interests that represent voting or equity interests of ten percent (10%) or more of Reorganized FCI.

______________________________________________

1
Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

2
For the avoidance of doubt, the procedures set forth in this Equity Allocation Mechanism shall not affect the issuance of any securities or other instruments under the Management Incentive Plan, which issuance shall be governed by the terms of the Management Incentive Plan. The individuals that will be eligible to receive securities or other instruments under the Management Incentive Plan are (or will be) U.S. Holders (as defined herein) and as such, the terms of the Management Incentive Plan will not affect the amount of foreign ownership of Reorganized FCI’s securities. Furthermore, as currently contemplated, the Management Incentive Plan will not result in a distribution of ten percent (10%) or more of direct or indirect economic interests in Reorganized FCI to any individual Management Incentive Plan participant. As such, the issuance of securities under the Management Incentive Plan will not affect the amount of reportable interest as described herein.

3
The threshold for this requirement varies among State PUCs.

c.
As a result of these considerations, on the Effective Date, Telecom Holdings will hold over fifty percent (50%) of the New Equity Interests and will have de jure control of Reorganized FCI. The Debtors have submitted the FCC Applications to obtain consent to the ownership changes described herein in addition to submitting applications to the requisite State PUCs.

2.
Ownership Certification. In order to determine the proper distribution of New Equity Interests and Special Warrants on the Effective Date, each eligible holder of an Allowed First Lien Claim will be required to provide an Ownership Certification by the Ownership Certification Deadline.

3.
FCC Foreign Ownership Rules and Practices.

a.
The Communications Act as well as the FCC’s foreign ownership rules and practices impose certain reporting requirements related to, restrictions on, and special treatment of carriers and common carrier radio station licenses in cases where foreign ownership or foreign control of an authorized carrier is proposed.

b.
Section 310 of the Communications Act prohibits foreign individuals and foreign entities from having direct or indirect equity ownership or voting rights totaling more than twenty-five percent (25%) in a U.S. corporation that controls a U.S. broadcast, common carrier, or aeronautical fixed or en route radio station licensee (“Licensee”), unless the FCC authorizes aggregate foreign equity ownership or voting interests to exceed the twenty-five percent (25%) limitation by granting a declaratory ruling in response to the filing of a Petition for Declaratory Ruling by the applicable Licensee. In addition, if the parent company of a Licensee already has, or proposes to have, foreign ownership that exceeds the twenty-five percent (25%) foreign ownership limitation, any entity that has or would receive in excess of either five percent (5%) or, in certain cases, ten percent (10%) of the equity or voting rights in the Licensee’s parent company must receive prior specific approval from the FCC (a “Specific Approval”). The determination of whether the five percent (5%) or ten percent (10%) Specific Approval threshold applies to an entity is determined pursuant to the FCC foreign ownership rules. To ensure compliance with the twenty-five percent (25%) limitation, the distribution of New Equity Interests and/or Special Warrants to holders of Allowed First Lien Claims is being structured in a manner that will prevent the aggregate foreign equity ownership or aggregate foreign voting percentage in Reorganized FCI from exceeding twenty-two and one-half percent (22.5%) (the “22.5 Percent Limitation”). Any distribution in contravention of the preceding sentence shall be deemed automatically adjusted to the minimum extent necessary to comply with this limitation.

c.
Section 214 of the Communications Act requires a U.S. company that holds domestic and international Section 214 telecommunications service authority to disclose the identity of all direct or indirect holders of ten percent (10%) or more of the equity or voting rights in such company when applying for authority or consent to a transfer of control or assignment. To ensure that this threshold is not exceeded, except in connection with the distribution of New Equity Interests to Telecom Holdings, the distribution of New Equity Interests to any holders of Allowed First Lien Claims is being limited to nine and three-quarters percent (9.75%) of the equity or voting percentage of Reorganized FCI (the “9.75 Percent Limitation”). Any distribution of New Equity Interests that would contravene the 9.75 Percent Limitation shall be deemed automatically adjusted to the minimum extent necessary to comply with this limitation.

d.
In determining foreign ownership for distributions of New Equity Interests on the Effective Date, FCI will rely on the information provided in each holder’s Ownership Certification. FCI will treat any holder that does not (i) timely deliver an Ownership Certification by the Ownership Certification Deadline or (ii) deliver an Ownership Certification that allows FCI to clearly determine such holder’s foreign ownership as a one hundred percent (100%) foreign-owned, non-U.S. holder; provided, that FCI shall have discretion, in consultation with counsel to the First Lien Lender Group, to treat any Ownership Certification delivered after the Ownership Certification Deadline but prior to the Effective Date as if such Ownership Certification had been delivered prior to the Ownership Certification Deadline if FCI reasonably believes, after consulting with counsel to the First Lien Lender Group, that doing so will not delay the receipt of FCC Approval or the occurrence of the Effective Date.

4.
Aggregation of Interests. In determining whether a holder of Allowed First Lien Claims would exceed or cause FCI to exceed the 9.75 Percent Limitation, a holder will be attributed with any equity held by another holder under common ownership or control or whose interests otherwise would be aggregated under the FCC’s ownership attribution rules or foreign ownership rules, as applicable.

5.
Compliance with the Communications Act and FCC Rules. All distributions made on the Effective Date and, thereafter, all exercises of Special Warrants for New Equity Interests, shall be subject, as applicable, to the Communications Act, the FCC’s foreign ownership rules, the FCC’s rules concerning ownership and control of radio station licenses, and the FCC’s rules governing Section 214 authority. To the extent the Communications Act and applicable FCC rules require approval from or notice to the FCC regarding changes in ownership interests resulting from any such distribution or exercise, no such distribution or exercise shall be made until all required approvals from or notices to the FCC have been obtained or made.

6.
Threshold Compliance. All distributions made on the Effective Date and, thereafter, all exercises of Special Warrants, shall be subject to, as applicable, the 22.5 Percent Limitation, 9.75 Percent Limitation, and any limitations set forth in the Special Warrants, unless and until the FCC grants the Petition for Declaratory Ruling and/or other approvals necessary to enable holders of New Equity Interests and/or Special Warrants to exceed those limits, and are, in all cases, subject to the provisions of the Communications Act and applicable FCC rules.

B.
ALLOCATION OF NEW EQUITY INTERESTS AND SPECIAL WARRANTS

The distribution of New Equity Interests on and as of the Effective Date shall be as follows:

1.
First, each holder of an Allowed First Lien Claim that (i) timely delivers an Ownership Certification by the Ownership Certification Deadline (or delivers an Ownership Certification that FCI determines in its discretion to treat as timely pursuant to Section A.3(d) herein) and (ii) certifies therein that its foreign ownership, as calculated in accordance with FCC rules, is zero, and is thus a “U.S. Holder”, shall receive New Equity Interests on the Effective Date, provided, that, in all cases, (x) all holders other than Telecom Holdings shall be subject to the 9.75 Percent Limitation., (y) Telecom Holdings shall receive more than fifty percent (50%) of the New Equity Interests, and (z) to the extent that a U.S. Holder does not receive its full pro rata share of the distribution in the form of New Equity Interests, it shall receive the remainder of its distribution in the form of Special Warrants.

2.
Second, each holder of an Allowed First Lien Claim that (i) (A) timely delivers an Ownership Certification by the Ownership Certification Deadline (or delivers an Ownership Certification that FCI determines in its discretion to treat as timely pursuant to Section A.3(d) herein) and (B) certifies therein that its foreign ownership, calculated in accordance with FCC rules, is greater than zero, (ii) does not timely deliver, and FCI is not treating as having timely delivered pursuant to Section A.3(d) herein, an Ownership Certification by the Ownership Certification Deadline, or (iii) delivers an Ownership Certification that does not allow FCI to determine such holder’s foreign ownership (with respect to sections (A)–(C) herein, each a “Non-U.S. Holder,” and collectively, the “Non-U.S. Holders”) shall, on the Effective Date, receive a combination of New Equity Interests and Special Warrants, as determined on a pro rata basis based on the amount of its Allowed First Lien Claim subject, in each case, to the satisfaction of the 9.75 Percent Limitation and 22.5 Percent Limitation.

3.
Third, Special Warrants may be exercised only on or after the Exercise Date,4 subject to the terms and conditions set forth in Section C herein.

C.
POST-EFFECTIVE DATE DECISIONS

Subject to the terms of the Special Warrants, if the FCC issues a Declaratory Ruling,5 any exercise or deemed exercise of the Special Warrants by a Non-U.S. Holder thereafter shall be made as follows on the Exercise Date:

1.
100% Foreign Ownership. If the FCC adopts a Declaratory Ruling allowing one hundred percent (100%) foreign ownership of Reorganized FCI (the “100% Declaratory Ruling”), then all Non-U.S. Holders that complete and deliver an Ownership Certification that is satisfactory to Reorganized FCI shall be deemed to have exercised their Special Warrants on the Exercise Date and shall receive the corresponding number of New Equity Interests; provided, however, that a Non-U.S. Holder of Special Warrants may not hold more than five percent (5%) of the New Equity Interests until the requisite Specific Approval has been obtained from the FCC.

__________________________________

4
“Exercise Date” shall mean a date occurring within five (5) business days after the following conditions have been satisfied: (i) for any common carrier radio station licenses held by Fusion Cloud Services, LLC on the Exercise Date, (A) the FCC has granted the requisite approvals under Section 310 of the Communications Act for the transfer of control of a wireless license that will arise from the exercise of the Special Warrants and (B) the Declaratory Ruling is granted to allow Reorganized FCI or its affiliates, as applicable, to exceed twenty-five percent (25%) foreign ownership, and any required Specific Approvals have been obtained; (ii) the FCC has issued all other requisite approvals for the transfer of control of Reorganized FCI that will arise from the exercise of the Special Warrants; and (iii) the State PUCs grant any requisite approvals for the change of ownership that will arise from the exercise of the Special Warrants.

5
The Petition for Declaratory Ruling submitted to the FCC shall seek Specific Approval for any Non-U.S. Holder that is anticipated to hold more than five percent (5%) of the New Equity Interests upon exercising the Special Warrants.

2.
Foreign Ownership Between 25% and 100%. If the FCC adopts a Declaratory Ruling allowing foreign ownership of Reorganized FCI between twenty-five percent (25%) and ninety-nine and nine-tenths percent (99.9%) (the “Partial Declaratory Ruling Percentage” and the “Partial Declaratory Ruling”), then each Non-U.S. Holder of Special Warrants that completes and delivers an Ownership Certification that is satisfactory to Reorganized FCI will have all or a portion of its Special Warrants exercised and converted into New Equity Interests on the Exercise Date, according to the following principles:

a.
each such Non-U.S. Holder’s ownership of New Equity Interests, after giving effect to this Section C.2(a), shall be maximized to the extent possible taking into account such Non-U.S. Holder’s foreign equity and voting percentage and Reorganized FCI’s aggregate foreign equity and voting percentage upon completion of all such exercises; provided, however, that Non-U.S. Holders of Special Warrants may not hold more than five percent (5%) of the New Equity Interests until the requisite Specific Approval has been obtained from the FCC;

b.
each such Non-U.S. Holder shall be entitled to receive New Equity Interests corresponding to its domestic equity percentage and/or its domestic voting percentage, as determined by Reorganized FCI; and

c.
after taking into account the exercise of the Special Warrants pursuant to the principle set forth in Section C.2(b), the remaining Special Warrants held by each such Non-U.S. Holder shall be exercised on a pro rata basis based upon the aggregate number of Special Warrants held by all such Non-U.S. Holders after giving effect to the exercise of Special Warrants pursuant to the principle set forth in Section C.2.(b) into New Equity Interests.

3.
Foreign Ownership in the Absence of a Declaratory Ruling.  If the FCC does not issue a Declaratory Ruling, then Non-U.S. Holders may not elect to exercise their Special Warrants and must either hold such Special Warrants or transfer them, except to the extent that Reorganized FCI reasonably determines that such exercise will not cause a violation of the 22.5 Percent Limitation, 9.75 Percent Limitation, or any other limitations on equity or voting ownership set forth in the Special Warrants.

4.
Required Applications. In each of Sections C(1)-(3) above, because the proposed exercise of Special Warrants will cause Telecom Holdings to hold less than fifty percent (50%) of the ownership of Reorganized FCI, Reorganized FCI shall file the requisite applications under Sections 214 and 310 of the Communications Act and the requisite State PUC applications for consent to the transfer of control of Reorganized FCI. If the exercise of Special Warrants would result in a holder owning ten percent (10%) or more of the New Equity Interests, Reorganized FCI shall disclose the identity of such holder in the requisite applications. The FCC and applicable State PUCs must grant such applications as a condition to a holder of a Special Warrant exercising its rights thereunder.